As filed with the Securities and Exchange Commission on January 17, 1997
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------
                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                        EAGLE TELECOM INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

                                      3669
                          (Primary Standard Industrial
                           Classification Code Number)

            TEXAS                                            76-0494995
 (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)


           910 GEMINI                                   H. DEAN CUBLEY
      HOUSTON, TEXAS 77058                     EAGLE TELECOM INTERNATIONAL, INC.
          (713)280-0488                                   910 GEMINI
     (Address and telephone                           HOUSTON, TEXAS 77058
       number of principal                               (713) 280-0488
       executive offices)                             (Name, address and
                                                      telephone number of
                                                      agent for service)

                                   COPIES TO:
                               THOMAS C. PRITCHARD
                            BREWER & PRITCHARD, P.C.
                             1111 BAGBY, 24TH FLOOR
                              HOUSTON, TEXAS 77002
                              PHONE (713) 659-1744
                            FACSIMILE (713) 659-5302
                              ---------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                            -----------------------
                        CALCULATION OF REGISTRATION FEE

                                                          Proposed           Proposed
      Title of Each Class of                Amount        Maximum            Maximum             Amount of
         Securities To Be                    Being      Offering Price        Aggregate         Registration
            Registered                     Registered     Per Share(1)     Offering Price(1)         Fee
-------------------------------------      ----------     ------------     -----------------    ------------
Shares Underlying Class A Warrants (2)      5,065,000       $4.00           $20,260,000          $ 6,753.33
Shares Underlying Class B Warrants (2)      5,065,000       $6.00            30,390,000           10,130.00
Shares Underlying Class C Warrants (2)        800,000       $2.00             1,600,000              533.33
Shares Underlying $.01 Warrants(2)            700,000       $ .01                 7,000                2.12
Shares Underlying $.05 Warrants(2)          1,050,000       $ .05                52,500              159.09
Shares Underlying $.50 Warrants(2)          1,375,000       $ .50                687,500             208.33
Shares Underlying $5.00 Warrants(2)           425,000       $5.00              2,125,000             643.94
Common Stock to be Resold(3)......         10,473,000        .42              $4,398,660           1,466.22
Class A Warrants to be Resold.....          5,065,000        (4)                  (4)                  (4)
Class B Warrants to be Resold.....          5,065,000        (4)                  (4)                  (4)
Class C Warrants to be Resold.....            800,000        (4)                  (4)                  (4)
   TOTAL                                        -             -                    -             $19,896.36

(1) This registration statement also covers any additional securities which may become issuable pursuant to anti-dilution and adjustment provisions.

(2)   The exercise price of the warrants, calculated pursuant to Rule 457(g).

(3)   The book value of the Common Stock, calculated pursuant to Rule 457 (f)

(4)   Fee paid as described in Rule 457(g)

                                   -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        EAGLE TELECOM INTERNATIONAL, INC.
                              Cross-Reference Sheet
                      showing location in the Prospectus of
                   Information Required by Items of Form SB-2

FORM SB-2 ITEM NUMBER AND CAPTION                                  LOCATION IN PROSPECTUS
 1.    Front of Registration Statement and
       Outside Front Cover of Prospectus.........................  Outside Front Cover Page

 2.    Inside Front and Outside Back Cover
       Pages of Prospectus.......................................  Inside Front Cover Page; Outside Back Cover
                                                                   Page

 3.    Summary Information and Risk Factors......................  Prospectus Summary; Risk Factors; The
                                                                   Company

 4.    Use of Proceeds...........................................  Use of Proceeds

 5.    Determination of Offering Price...........................  Outside Front Cover Page; Risk Factors; Plan
                                                                   of Distribution and Selling Stockholders

 6.    Dilution..................................................  Dilution

 7.    Selling Security-Holders..................................  Plan of Distribution and Selling Stockholders

 8.    Plan of Distribution......................................  Outside Front Cover Page; Risk Factors; Plan
                                                                   of Distribution and Selling Stockholders

 9.    Legal Proceedings.........................................  Business

10.    Directors, Executive Officers, Promoters
       and Control Persons.......................................  The Company; Management -- Executive
                                                                   Officers and Directors

11.    Security Ownership of Certain Beneficial
       Owners and Management.....................................  Principal Stockholders

12.    Description of Securities.................................  Description of Capital Stock

13.    Interest of Named Experts and Counsel.....................  Experts

14.    Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...............................................  *

15.    Organization Within Last Five Years.......................  The Company

16.    Description of Business...................................  Business

17.    Management's Discussion and Analysis
       or Plan of Operation......................................  Management's Discussion and Analysis of
                                                                   Financial Condition and Results of
                                                                   Operations

18.    Description of Property...................................  Business

19.    Certain Relationships and Related
       Transactions..............................................  Management -- Certain Transactions

20.    Market for Common Equity and Related
       Stockholder Matters.......................................  Risk Factors; Description of Capital Stock;
                                                                   Shares Eligible for Future Sale; Dividend
                                                                   Policy

21.    Executive Compensation....................................  Management -- Executive Compensation

22.    Financial Statements......................................  Financial Statements

23.    Changes in and Disagreements with
       Accountants on Accounting and Financial
       Disclosure................................................  Experts

-----------------------------
(*)    None or Not Applicable

                  SUBJECT TO COMPLETION, DATED JANUARY 17, 1997


                        EAGLE TELECOM INTERNATIONAL, INC.


                   RESALE OF 24,953,000 SHARES OF COMMON STOCK

        This Prospectus relates to the resale of 24,953,000 shares of Common Stock of Eagle Telecom International, Inc. (the "Company"), which may be sold by the holders thereof ("Selling Stockholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock to be resold include 10,473,000 shares currently issued and outstanding and up to 14,480,000 shares to be issued upon (i) the exercise of class A warrants outstanding to purchase an aggregate of 5,065,000 shares of Common Stock at $4.00 per share, which expire in August 2001 (" Class A Warrants"), (ii) the exercise of class B warrants outstanding to purchase an aggregate of 5,065,000 shares of Common Stock at $6.00 per share, which expire in August 2001 ("Class B Warrants"),
(iii) the exercise of warrants to purchase 700,000 shares of Common Stock at $.01 per share which expire no later than July 2001 ("$.01 Warrants"), (iv) the exercise of warrants to purchase 1,050,000 shares of Common Stock at $.05 per share which expire in July 1999 ("$.05 Warrants"), (v) the exercise of warrants to purchase 1,375,000 shares of Common Stock at $.50 per share which expire in July 1999 ("$.50 Warrants"), (vi) the exercise of class C warrants to purchase 800,000 shares of Common Stock at $2.00 per share which expire in August 2001 each, and (vii) the exercise of warrants to purchase 425,000 shares of Common Stock at $5.00 per share which expire in September 1999 ("$5.00 Warrants") (such Class A Warrants, Class B Warrants, Class C Warrants, $.01 Warrants, $.05 Warrants, $.50 Warrants and $5.00 Warrants collectively, "Warrants"). Of the 24,953,000 shares, the resale of which is being registered hereby, (i) 6,048,000 shares currently outstanding and 1,920,000 shares underlying the $.05 Warrants and $.50 Warrants are subject to a three-year contractual lock-up with Tuschner & Company, Inc. ("Tuschner"), restricting the resale of such shares for nine months after the date of this Prospectus, with 25% freely tradeable after nine months after the date of this Prospectus, 25% freely tradeable after the next nine months, 25% freely tradeable after the next nine months, and 25% freely tradeable after the next nine months and (ii) 644,000 shares underlying the $.01 Warrants are subject to a contactual lock-up with Tuschner providing for 12.5% of such underlying shares ("Class C Warrants") becoming freely tradeable per successive month after the date of this Prospectus. This Prospectus also relates to the resale of the Class A Warrants, Class B Warrants and Class C Warrants. The $.05 Warrants (except for 50,000 $.05 Warrants) and $.50 Warrants (except for 375,000 $.50 Warrants) are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days. If the closing bid price of the Common Stock shall equal or exceed $5.50 per share for a period of 20 consecutive trading days, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrants provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. If the closing bid price of the Common Stock shall equal or exceed $7.50 per share for a period of 20 consecutive trading days, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrants provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. If the closing bid price of the Common Stock shall equal or exceed $5.50 per share for a period of 20 consecutive trading days, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrants provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Shares offered by the Selling Stockholders may be sold by one or more of the following methods without limitation: (i) ordinary brokerage transactions in which a broker solicits purchases; and (ii) face to face transactions between the Selling Stockholders and purchasers without a broker-dealer. A current prospectus must be in effect at the time of the sale of the shares of Common Stock to which this Prospectus relates. Each Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. See "Description of Capital Stock" and "Plan of Distribution and Selling Stockholders." The Company will retain all proceeds from the exercise of the Warrants, regardless of the number exercised. Such gross proceeds (a maximum amount of approximately $55,122,000) will be used for working capital and general corporate purposes. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

                        --------------------------------

            THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE
              A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY
                 ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE
                  INVESTMENT. THERE IS CURRENTLY NO MARKET FOR
                    THE COMMON STOCK OR WARRANTS. THERE IS NO
                     ASSURANCE THAT ANY MARKET WILL DEVELOP.
                      IF A MARKET DEVELOPS FOR THE COMPANY
                     SECURITIES, IT WILL LIKELY BE LIMITED,
                        SPORADIC AND HIGHLY VOLATILE. SEE
                       "RISK FACTORS" BEGINNING ON PAGE 5.

                          ----------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

                      The date of this Prospectus is , 1997

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                                TABLE OF CONTENTS
                                                                            PAGE
Available Information........................................................  2
Prospectus Summary...........................................................  3
Risk Factors.................................................................. 5
Use of Proceeds............................................................... 8
Dilution.......................................................................8
Dividend Policy............................................................... 9
Capitalization................................................................ 9
Management's Discussion and Analysis of Financial Condition
   and Results of Operations................................................  10
Business..................................................................... 11
Management................................................................... 17
Principal Stockholders....................................................... 20
Description of Capital Stock................................................. 20
Plan of Distribution and Selling Stockholders................................ 23
Legal Matters................................................................ 38
Experts...................................................................... 38
Index to Financial Statements............................................... F-1

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO OR FROM ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE BUSINESS OR AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS FURNISHED.

                              AVAILABLE INFORMATION

        Prior to the date of this Prospectus, the Company was not subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"). As a result, the Company will become subject to such requirements and, in accordance therewith, the Company will file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "SEC"). The Company will provide its shareholders with annual reports containing audited financial statements and, if determined to be feasible, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The Company has filed a registration statement on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), with respect to the securities being registered. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission or may be examined, without charge, at the public reference facilities of the Commission. The Company will provide without charge to each person who receives a copy of this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the Company, attention Dr. Cubley, at 910 Gemini, Houston, Texas 77058.

        The Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is http://www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the site.

                               PROSPECTUS SUMMARY

        THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                   THE COMPANY

        Eagle Telecom International, Inc. (the "Company " or "Eagle") is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems. The Company's products are primarily purchased by its customers on an order by order basis, and not pursuant to any long-term contracts. Company customers include Motorola Communications and Electronics, Inc., Ericsson, Inc., Mobil-Media, Inc., Pac-Tel, Paging Network, Inc., Glenayre Technologies, Inc., Norwegian Telecom, Inc., and Link-Two Communications, Inc. ("Link II"). The Company has a broad line of products covering the paging spectrum as well as specific personal communication systems ("PCS") and specialized mobile radio ("SMR") products, and products that have been tested and approved by the Federal Communications Commission ("FCC").

          The Company was incorporated in May 1993, but did not conduct any substantive business operations until April 1996. In September 1996, the Company amended its articles of incorporation and changed its name to its current name. Unless otherwise indicated, all information in this Prospectus has been adjusted to reflect the amended articles of incorporation. The Company's principal place of business is located at 910 Gemini, Houston, Texas 77058 and its telephone number is (713) 280-0488.

                                  THE OFFERING

Common Stock Outstanding
  Prior to Offering............  10,842,000(1)

Common Stock to be Issued Upon
  Exercise of the Warrants.....  14,480,000(2)

Common Stock to be Resold......  24,953,000 (3)

Use of Proceeds................  Working capital.  See "Use of Proceeds."

Risk Factors...................  Prospective purchasers are urged to carefully review the factors set forth in "Risk Factors."

Lack of Market.................  (4)
-----------------
(1) Does not include the shares of Common Stock underlying the Class A Warrants, Class B Warrants, Class C Warrants, $.01 Warrants, $.05 Warrants, $.50 Warrants and $5.00 Warrants.

(2) Consists of the shares of Common Stock underlying the Class A Warrants, Class B Warrants, Class C Warrants, $.01 Warrants, $.05 Warrants, $.50 Warrants and $5.00 Warrants.

(3) Includes all the shares of Common Stock outstanding, except for 369,000 shares, and all of the shares of Common Stock underlying the Warrants.

(4) There is currently no market for the Common Stock or Warrants; there is no assurance that any market will develop; if a market develops for the Company's securities, it will likely be limited, sporadic and highly volatile. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

     The Company did not conduct any significant business operations until it required cash, and certain inventory and assets, both of which ocurred in March, 1996 resulting in business operations commencing in April 1996 and its fiscal year is August 31.

                              FOR THE PERIOD ENDED
                                                   NOVEMBER 30,       AUGUST 31,
                                                     1996               1996
STATEMENT OF EARNINGS                               UNAUDITED          AUDITED
---------------------                               ---------          -------
Net sales ................................         $1,138,852         $1,018,441
Cost of goods sold .......................            591,077            644,271
Operating expenses .......................            308,695            343,888
Earning before income tax ................            261,604             37,887
Net Earnings .............................            172,658             32,204

BALANCE SHEET DATA
Working capital ..........................         $3,256,803         $1,657,320
Total assets .............................          4,393,284          3,446,992
Long-term debt, net ......................             35,208             22,387
Shareholders equity ......................          3,693,225          2,077,006

                                  RISK FACTORS

        AN INVESTMENT IN THE COMPANY SECURITIES INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

LIMITED OPERATING HISTORY OF THE COMPANY

        The Company has a limited operating history and, accordingly, is subject to all the substantial risks inherent in the commencement of a new business enterprise. There can be no assurance that the Company will be able to successfully market its products, generate revenues or operate profitably. Additionally, the Company has a very limited business history that investors can analyze to aid them in making an informed judgement as to the merits of an investment in the Company. Any investment in the Company should be considered a high risk investment because the investor will be placing funds at risk in a start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject. As the Company is a development stage company, its prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in a highly competitive industry characterized by rapid technological development. The Company had net sales of $1,018,441 and net earnings of $32,204 for the period ended August 31, 1996, net sales of $1,138,852 and net earnings of $204,863 for the three month period ended November 30, 1996, may incur losses in the future, and there can be no assurance when or if the Company will sustain long-term profitability. The Company's financial statements for the period ended August 31, 1996 reflect the commencement of manufacturing and sales since April 1996.

CAPITAL REQUIREMENTS; LIMITED SOURCES OF LIQUIDITY

        The Company requires substantial capital to pursue its operating strategy. To date, the Company has primarily funded its capital requirements through the private issuance for cash of 4,065,000 shares of Common Stock, 5,065,000 Class A Warrants to purchase 5,065,000 shares of Common Stock, 5,065,000 Class B Warrants to purchase 5,065,000 shares of Common Stock and 800,000 Class C Warrants to purchase 800,000 shares of Common Stock grossing $6,097,500. For the three months ended November 30, 1996, the Company obtained $986,653 of cash provided by financing activities and used $588,460 of cash in operations. At August 31, 1996, the Company had working capital of $1,657,320, and for the three month period ended November 30, 1996, working capital of $3,256,803. As the Company has limited internal sources of liquidity, it will continue to rely on external sources of liquidity, and for the foreseeable future, the Company's principal source of working capital will be from proceeds from the issuance of its securities. The Company has not established any lines of credit or financing with financial institutions or other unrelated third parties. The Company believes that its current working capital, along with revenues from operations, will satisfy the Company's capital requirements through the current fiscal year; however, such time may be shorter or longer depending on the actual amount of proceeds raised, revenues generated, and expenses incurred. There is no assurance that the Company will generate sufficient cash in future periods to satisfy its capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON CERTAIN CUSTOMERS

        The Company's three largest customers accounted for approximately 33%, 19% and 11% of the Company's revenue during the three months ended November 30, 1996. Link II accounted for approximately 33% of the Company's revenue in such period and owed the Company $552,741 at November 30, 1996, approximately 63.5% of the accounts receivable at November 30, 1996. Certain principal stockholders of the Company are also principal stockholders of Link II and the Company has certain rights to earn up to less than ten percent of Link II, the terms of such rights are being negotiated as of the date hereof. Substantially all of the Company's customers contract with the Company on a purchase order basis. The lack of any material long-term contracts may result in fluctuations of revenue during various periods. The sudden loss of a significant customer could have a material adverse effect on the Company's business. See "Business -- Customers."

TECHNOLOGY CHANGE

        The design, development and manufacturing of PCS and SMR products is highly competitive and characterized by rapid technology changes. The Company will compete with other existing products and may compete against other development technology. Development by others of new or improved products or technologies may make the Company's products obsolete or less competitive. While management believes that the Company's products are based on established state-of-the-art technology, there can be no assurance that they will not be obsolete in the near future or that the Company will be able to develop a commercial market for its products in response to future technology advances and developments. See "Business -- Research and Development."

DEPENDENCE ON KEY PERSONNEL

        The success of the Company is dependent upon, among other things, the services of H. Dean Cubley, president and chief executive officer and James Futer, executive vice-president and chief operating officer. The loss of the services of Dr. Cubley or Mr. Futer, for any reason, could have a material adverse effect on the prospects of the Company. The Company has not entered into employment agreements with Dr. Cubley and Mr. Futer nor does it maintain insurance on their lives. The Company has enlisted experienced personnel in several key positions; however, there can be no assurance that the Company will be able to continue to attract and retain qualified employees to implement its business plan. See "Management."

LACK OF PATENT PROTECTION

        The Company's success depends upon its proprietary technologies. The Company relies on certain non- disclosure agreements with employees, and common law remedies with respect to certain of its proprietary technology. The Company has not completed filing for or obtained patents on its key technology, and there can be no assurance that the patents will be issued if applied for in the future. There can be no assurance that others will not misappropriate the Company's proprietary technologies or develop competitive technologies or products that could adversely affect the Company. In addition, although the Company is not aware of any infringement claims against it or any circumstances which could lead to such claims, there can be no assurance that such a claim could not be made which could adversely affect the Company.

FEDERAL REGULATION

        The paging and PCS industry is heavily regulated, and the Company's activities are regulated beyond those applicable to most business activities. Although compliance with such laws and regulations historically has not had a material adverse effect on the Company's competitive position, operations or financial condition or required material capital expenditures, there is no assurance that the implementation of new or amended laws or regulations in the future would not have such an effect or require such expenditures.

COMPETITION

        The wireless personal communications industry includes equipment manufacturers that serve many of the same customers served by the Company. Substantially all of the Company's competitors have significantly greater resources, including financial, technical and marketing, than the Company, and there can be no assurance that the Company will be able to compete successfully in the future. See "Business -- Competition."

LACK OF CASH DIVIDENDS

      It is not anticipated that any cash dividends will be paid to stockholders in the foreseeable future. See "Dividend Policy."

CONTINUED CONTROL BY CURRENT SHAREHOLDERS

         Management owns or controls approximately 48% of the issued and outstanding Common Stock of the Company (giving effect only to Warrants that are deemed exercisable within 60 days of the date hereof and excluding other outstanding Warrants that may be exercisable in the future). Therefore, management of the Company has significant voting power to elect members of the Company's Board of Directors and to exert certain control over corporate actions and decisions. See "Principal Stockholders."

IMMEDIATE DILUTION; DISPROPORTIONATE RISK OF LOSS

        Assuming an average exercise price of the Warrants of $3.81 per share, purchasers will incur immediate and substantial dilution of $1.37 per share in the pro forma net tangible book value per share of their investment. In addition, assuming the exercise of all of the Warrants, such purchasers will be contributing approximately 89.4% of the total capital consideration to the Company, but will receive only 57% of the shares outstanding. Accordingly, in the aggregate, purchasers exercising the Warrants will bear a greater risk of loss than the current stockholders. See "Dilution."

NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE WARRANTS

        Although the Warrants will not knowingly be sold to purchasers in jurisdictions where the securities are not registered or otherwise qualified for sale, purchases may buy Warrants in the aftermarket or may move to jurisdictions in which the shares underlying the Warrants are not registered or qualified during the period that the Warrants are exercisable. The Company would be unable to issue shares to persons in such jurisdictions desiring to exercise their Warrants unless and until the shares were registered or qualified for sale, unless an exemption from such qualification were available in such jurisdiction. The Company will use its best efforts to register or qualify shares underlying the Warrants in all jurisdictions where the cost and expense or conditions of such registration or qualification are not unduly burdensome.

LACK OF PUBLIC MARKET

        The resale of the shares of Common Stock, Class A Warrants, Class B Warrants and Class C Warrants have been registered with the SEC pursuant to the Act and, as such, these securities will be freely tradeable under the federal securities laws. The shares of Common Stock, Class A Warrants, Class B Warrants and Class C Warrants have been registered in certain jurisdictions and may only be sold to residents of those jurisdictions, and any subsequent transfer can only be effected if such shares are subsequently registered in such jurisdiction or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer.

        As of the date of this Prospectus, there has been no public trading market for the Company's Common Stock, Class A Warrants, Class B Warrants or Class C Warrants. As of the date of this Prospectus, the Common Stock, Class A Warrants, Class B Warrants and Class C Warrants will not be listed on a national securities exchange, Nasdaq, or on the OTC electronic bulletin board. Management's strategy is to list the Common Stock, Class A Warrants, Class B Warrants and Class C Warrants on the OTC electronic bulletin board as soon as practicable. The current strategy of management is to develop a public market for its Common Stock, Class A Warrants, Class B Warrants and Class C Warrants by soliciting brokers to become market-makers of the shares. However, to date the Company has not solicited any such securities brokers to become market-makers. Accordingly, an investment in the Company's Common Stock, Class A Warrants, Class B Warrants and Class C Warrants should be considered highly illiquid and there can be no assurance that a market for the Company Common Stock will ever develop or if developed, sustained.

PENNY STOCK REGULATION

        The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in Company securities may find it difficult to sell their securities, if at all.

AUTHORIZED STOCK

        The Board of Directors of the Company has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board of Directors of the Company is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors could, without further shareholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors of the Company also has authority to issue up to 100,000,000 shares of Common Stock. See "Description of Capital Stock."

LACK OF DISINTERESTED, INDEPENDENT DIRECTORS

        All of the directors of the Company have a direct financial interest in the Company. While management believes that its current directors will be able to exercise their fiduciary duties as directors, the Company intends to add an independent, disinterested director to serve on the Board of Directors in the near future. See "Management."

POSSIBLE VOLATILITY OF STOCK PRICE; SHARES ELIGIBLE FOR SALE

        In the event that any market develops for the Company securities, the market price of the Common Stock, Class A Warrants and Class B Warrants may experience fluctuations that are unrelated to the operating performance of the Company. In particular, the price of the securities may be affected by general market price movements as well as developments specifically related to the wireless personal communications industry. In addition, the Company's revenues on a quarterly basis is significantly dependent upon the successful completion of the Company's equipment sales in the market, and the inability of the Company to complete significant equipment sales in a particular quarter may have a material adverse impact on the Company's results of operations for that quarter and could, therefore, negatively impact the price of the Common Stock, Class A Warrants or Class B Warrants. Upon the date of this Prospectus and upon exercise of the Warrants, there will be 16,341,000 shares of Common Stock immediately freely tradeable in the public market pursuant to this Prospectus, another 8,612,000 shares of Common Stock will be freely tradeable, subject to contractual lock-ups, and to the extent that these or other additional shares of Common Stock enter the public market, the trading price and value of the previously outstanding Common Stock, as well as the Class A Warrants and Class B Warrants, may be reduced and holders of such securities may find it increasingly difficult to sell the shares held by them at a price satisfactory to them, if at all. See "Plan of Distribution and Selling Stockholders."

                                 USE OF PROCEEDS

        Assuming exercise of all the Warrants, the Company will receive aggregate gross proceeds of approximately $55,122,000 ($20,260,000 from the Class A Warrants, $30,390,000 from the Class B Warrants, $1,600,000 from the Class C Warrants and $2,872,000 from the other Warrants), prior to deducting estimated offering expenses of approximately $125,000. The Company will use these proceeds for working capital and will have broad discretion in the application of such proceeds. As there are no commitments from the holders of the Warrants to exercise such securities, there can be no assurance that any of the Warrants will be exercised. The Company will receive no proceeds from the resale of shares of Common Stock by the Selling Stockholders.

                                    DILUTION

        Set forth below is a description of dilution to purchasers of the Company Common Stock, assuming the exercise of all of the Warrants.

        As of November 30, 1996, the pro-forma net tangible book value of the Company's Common Stock was $6,558,225 or $.60 per share, giving effect to the issuance of 1,910,000 shares of Common Stock in December 1996 and January 1997 for gross proceeds of $2,865,000. "Net Tangible book value per share" represents the amount of total tangible assets less total liabilities of the Company. Without taking into account any changes in net tangible book value after November 30, 1996, other than to give effect to the issuance of 1,910,000 shares of Common Stock in December 1996 and January 1997 for gross proceeds of $2,865,000, the pro-forma book value of the Common Stock after the exercise of all Warrants will be $2.44 per share. Consequently, the purchasers of the shares of Company Common Stock issued upon exercise of all of the Warrants will sustain an immediate substantial dilution (i.e., the difference between the average exercise price of $3.81 and the pro forma net tangible book value per share) after such exercise of $1.37 per share. The following table illustrates such dilution:

   Pro forma Net Tangible Book Value of Outstanding
     Common Stock...............................................     $ .60
   Average Exercise Price of the Common Stock
     Underlying the Warrants....................................     $3.81
   Increase Attributable to Exercise of Warrants................     $1.84
   Pro forma Net Tangible Book Value After Exercise of Warrants.     $2.44
   Per Share Dilution to New Investors..........................     $1.37

        The following table sets forth, as of the date of this Prospectus, the total number of shares of Common Stock purchased from the Company, the total consideration recorded and the average price per share for (i) existing holders of Common Stock for shares acquired since inception and (ii) the investors exercise all of the Warrants.

                               SHARES PURCHASED        TOTAL CONSIDERATION        AVERAGE
                           --------------------      ------------------------     PRICE
                             NUMBER     PERCENT          AMOUNT       PERCENT    PER SHARE
                           ----------      ----       -------------     ------     ------
Existing shareholders(1)   10,842,000       43%       $  6,558,225(1)     10.6%    $  .60
New shareholders .......   14,480,000       57%         55,122,000(1)     89.4%    $ 3.81
Total ..................   25,322,000      100%       $ 61,680,225       100.0%

-------

(1) Prior to dedu cting any expenses associated with the issuances subsequent to November 30, 1996.

                                 DIVIDEND POLICY

        It is the present policy of the Company not to pay cash dividends and to retain future earnings to support the Company's growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available therefor, the Company's earnings, financial condition, capital requirements and other factors that the Board of Directors may deem relevant. The Company does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

        The following table sets forth the unaudited capitalization of the Company as of November 30, 1996.

                                     ACTUAL

Stockholder's Equity:
     Preferred Stock, par value $.001 per share;
       5,000,000 shares authorized, 0 shares
       outstanding...................................       --

     Common Stock, par value $.001 per share;
       100,000,000 shares authorized, 8,829,000
       shares issued and outstanding(1)(2)...........    $    8,829

Additional Paid-In Capital...........................     3,479,533

Retained Earnings....................................       204,863
                                                            -------
Total Stockholders' Equity...........................    $3,693,225
                                                          =========
-------------------

(1) In December 1996 and January 1997, 1,900,000 shares of Common Stock, 1,900,000 Class A Warrants to purchase 1,900,000 shares of Common Stock, 1,900,000 Class B Warrants to purchase 1,900,000 shares of Common Stock, and 800,000 Class C Warrants to purchase 800,000 shares of Common Stock, were issued by the Company for gross proceeds of $2,850,000, none of which are reflected herein.

(2)  Does not reflect 14,480,000 shares underlying the Warrants.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company and accompanying Notes to the Consolidated Financial Statements.

GENERAL

     The Company was incorporated in May 1993, but did not conduct any significant business operations until it acquired cash, certain inventory and assets, both of which occurred at the end of March 1996 resulting in business operations commencing in April 1996. There exists limited historic operations with respect to the operation of the Company. The Company's fiscal year is August 31. The financial information contained in this Prospectus is for the five month period ended August 31, 1996 and for the three month period ended November 30, 1996.

FIVE MONTHS COMPRISING FISCAL YEAR ENDED AUGUST 31, 1996

     For the period ended August 31, 1996, the Company had net sales of $1,018,441, cost of goods sold was $644,271, resulting in a gross profit of $374,170. For this period, total operating expenses for such period were $343,888 resulting in net earnings of $32,204. For the period ended August 31, 1996, the Company had total current assets of $3,004,919, working capital of $1,657,320, long-term debt of $22,387, and total shareholders' equity of $2,077,006.

THREE MONTHS ENDED NOVEMBER 30, 1996

     For the three months ended November 30, 1996, the Company had net sales of $1,138,852, total cost of goods sold was $591,077, resulting in a gross profit of $547,775. For this period, total operating expenses were $308,695, resulting in net earnings of $172,659. For the three months ended November 30, 1996, the Company had a total current assets of $3,921,657, working capital of $3,252,979, long-term debt of $32,205 and shareholders' equity of $3,693,226.

LIQUIDITY AND CAPITAL RESOURCES

     As of November 30, 1996, the Company's primarily source of equity was $2,456,098 of cash, $870,530 of accounts receivable, and $588,981 of inventories. To date, the Company has primarily funded its capital requirements through the private issuance for cash of 4,065,000 shares of Common Stock, 5,065,000 Class A Warrants to purchase 5,065,000 shares of Common Stock, and 5,065,000 Class B Warrants to purchase 5,065,000 shares of Common Stock and 800,000 Class C Warrants to purchase 800,000 shares of Common Stock, grossing $6,097,500. Net cash used by operating activities for the period ended August 31, 1996, was $275,220 compared with $558,460 for the three months ended November 30, 1996. This increase is primarily due to an increase in accounts receivable and a decrease in customer deposits. Net cash provided by financing activities was $2,854,782 for the period ended August 31, 1996 compared with $986,653 for the three months ended November 30, 1996. The Company expects negative cash flow from its operations to continue which will be funded primarily from working capital and secondarily from proceeds from the exercise of Warrants, if any.

     The Company believes that its working capital is sufficient to fund operations through the end of the current fiscal year. The Company has not established a line of credit or other similar financing arrangements with any lenders. There can be no assurance that the Company will be able to obtain any funding from any external sources on suitable terms, if at all. Management believes, however, that proceeds from the exercise of the Warrants (of which there can be no assurance) will assist in meeting its capital requirements for the foreseeable future. However, a decrease in expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs, insufficient market penetration and any new product introductions could shorten the period during which the current working capital may be expected to satisfy the Company's capital requirements. As of November 30, 1996, the Company had no material capital commitments.

                                    BUSINESS

     THE FOLLOWING IS A SUMMARY OF THE COMPANY'S CURRENT BUSINESS PLAN. THERE CAN BE NO ASSURANCE THAT SUCH A PLAN WILL BE ACHIEVED, OR THAT THE PLAN WILL NOT BE MODIFIED BY MANAGEMENT FROM TIME TO TIME.

     The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems. The Company has a broad line of products covering the paging spectrum as well as specific PCS and SMR products, and products that have been tested and approved by the FCC. Eagle provides service and support for its products.

CURRENT PRODUCTS

     The principal products and enhancements manufactured by the Company relate to its wireless messaging products and include the following:

    LICENSE STARTER

        This is a new product which was developed to provide new paging license holders a method to install a system that will keep them in compliance with FCC regulations. The product is expandable, giving the license holder the ability to fund the expansion from revenues. Installation of this product requires 110VAC power and a standard telephone line.

    STEALTH SERIES SLIMLINE BASE STATIONS

        This product is very attractive where space has a high dollar cost. The product has the same specifications as a full size base station but takes up much less floor space and can be stacked for even higher density.

    FULL SIZE BASE STATION

        This product line can be configured for substantially all domestic and international paging frequencies.

    R.F. POWER AMPLIFIERS

        The high, medium and low power base station and link transmitter power amplifiers are designed to operate with any FCC type accepted exciter or may be combined with Eagle optional plug-in base station in the same volume as the power amplifier. All Eagle power amplifiers above 100 watts are equipped with Eagle "Heat Trap"(TM) design to provide the user with long life high reliability performance.

    EXTEND-A-PAGE

        Extend-a-Page is designed to provide fill-in coverage in those locations where normal paging service from a wide area paging system is not adequate. Extend-a-Page receives the paging data on either a RF control link or wireline link and converts this information into low power simulcast compatible paging transmissions on any of the common paging frequencies. The Extend-a-Page transmits the paging information at a one to two watt level directly into hard to reach locations such as hospitals, underground structures, large industrial plants, and many locations near the outer coverage contour of paging systems.

    LINK PRODUCTS

        Major competitors have elected to license the Eagle Telecom 20x Control software and have it resident on their terminals. However, the customer can elect to purchase the same Link software directly from Eagle as part of an Eagle system at a lesser cost. Management believes that its software allows the user to mix and match the products of different vendors on a common system.

    MICROBEEP

        Management believes this to be the only small terminal resident in an IBM PC taking power from the PC and giving the user POCSAG numeric and alphanumeric flexibility at 512 and 1200 baud rate.

    ARBITRATOR

        Management believes this to be the only product that can reliably adjudicate and allow up to eight terminals to share the same transmitter, particularly in PCP (Private Carrier Paging) applications.

    KAR-STOPPER 950

        The KS-950 offers safer personal protection during possible car-jacking situations. When a thief demands and then takes possession, the driver is left behind, safe but without his or her vehicle. The driver may go to any phone in the U.S. or Canada and dial a special number, where a person will answer and proceed to assist them. In some instances the vehicle owner can, also using a touch tone phone, page the vehicle directly. A signal is then transmitted to the vehicle via satellite to a paging system which sends out a signal to immediately trigger a built in anti car-jacking device. Lights flash and a siren or horn sound is initiated causing immediate attention to the vehicle and concern to the thief. A shrill sounding 180db interior siren (optional) is also triggered. If the thief attempts to turn off the ignition or open any door or open the hood, the engine dies along with all functions of the ignition key switch. If the thief attempts to stop the system by removing the battery cables, the KS-950 memory system goes into effect, and when the cables are re-connected, the system resumes where it left off. The system can also be used to unlock vehicle doors when the driver is accidentally locked out or to lock the vehicle doors. Among the Kar-Stopper 950 features are: can be initiated from any phone i.e. (land, cellular, pay phone, etc.); works all over the world; audible and visual alerts; ignition disable circuit; four separate activation codes available; memory back-up; and short circuit protection.

    ENERGY WIZARD 2000

        The Energy Wizard 2000 is a new product being developed for use by Public Utility Companies to control switching in their sub-stations remotely using the low-cost paging infrastructure. At the present time, the utilities use existing voice channels on their radio communications system to control these Sub-Stations. Unfortunately, when switching is necessary and voice channels are being used, it reduces the capabilities and traffic capacity of the communications systems at a time when maximum communications capabilities are required to monitor emergencies on the system. The unit will be intelligent, being capable of detecting over voltages in excess of 125VAC and turning the system OFF activating various safety modes to avoid overloading sub-station or blacking out of consumers served by the controlled sub-station. Counters will register the activations and aborts of the controlled system. This system can be modified to control any process, water, gas, oil, electrical power or any other process that can be controlled by an ON/OFF relay.

PRODUCT CATEGORIES

    WIRELESS MESSAGING PRODUCTS

        For the fiscal year ended August 31, 1996 and the three months ended November 30, 1996, infrastructure equipment, which includes License Starter, Base Stations, power amplifiers, L20X, arbitrator, EAP, and Micro Beep, is projected to account for a significant portion of the Company's net sales. Pagers, including numeric, numeric + and alphanumeric, are projected to account for a lesser portion of the Company's net sales as the pager product line has only recently been initiated.

        Paging is a method of wireless telecommunication which uses an assigned radio frequency to contact a paging subscriber anywhere within a service area. A paging system is generally operated by a service provider which incurs the cost of building and operating the system. Each service provider in the United States licenses spectrum from the FCC and elsewhere from the authorized government body to operate a paging frequency within either a local, regional, or national geographical area. Each paging subscriber is assigned a distinct telephone number which a caller dials to activate the subscriber's pager (a pocket-sized radio receiver carried by the subscriber). Telephone calls by the subscriber are received by a paging switch. A network of transmitters, that broadcast a signal over a specific geographical area, then receives the information from the paging switch through the controller and a radio signal is sent by the transmitters via antennae to the subscriber's pager. The transmitters manufactured by Eagle are specifically designed to simulcast, which is the transmission of the same signal over two or more transmitters on the same channel at the same time in an overlap area, resulting in superior voice and data quality and coverage area. The radio signal causes the pager to emit a beep or to vibrate, and to provide the subscriber with information from the caller in the form of a voice, tone, numeric or alphanumeric message.

        A pager has an advantage over a landline telephone in that the pager's reception is not restricted to a single location, and has an advantage over a cellular portable telephone in that a pager is smaller, has a much longer battery life, has excellent coverage, and is less expensive to use. Historically, the principal disadvantage of traditional paging service in comparison to landline telephones or cellular portable telephones has been that paging provided only one-way communication capabilities.

        However, this limitation may have been overcome in the United States as a result of the auction in 1994 by the FCC of nationwide and regional licenses for designated narrowband personal communication services ("NPCS") radio frequencies or spectrum to service providers. Many of the nationwide license holders and many of the regional license holders are current Eagle customers, directly or indirectly. Additional licenses may be auctioned in 1996. The cost of the licenses to the NPCS auction winners in 1994 was approximately $1 billion. The FCC anticipates that these NPCS licenses will be used to provide such new services as pager location, two-way acknowledgment paging, advanced voice paging and data services.

        The NPCS radio frequencies or spectrum are located at three separate points within the total radio spectrum, at 902-928 MHZ, 930-931 MHZ and 940-941 MHZ. Initially, the radio frequencies located at 930-931 MHZ and 940- 941 MHZ have been designated for outbound message transmission (to the pager) and the 902-928 MHZ have been designated response channels (from the pager). This application is similar to traditional paging except that these license holders have been granted wider frequency band width permitting the user to transmit substantially more information. In addition, Eagle manufactures other paging infrastructure products that cater to the VHF and UHF paging frequencies in the United States and other areas of the world as well as supporting most international paging brands.

        The NPCS nationwide licenses cover all fifty states, the District of Columbia, American Samoa, Guam, the Northern Marianas Islands, Puerto Rico and the United States Virgin Islands. These licenses are divided into 50 KHz paired and unpaired channel categories. Paired channels permit both outbound and inbound signals while unpaired channels are limited to only outbound signals. Currently, there are 11 nationwide licenses and 6 additional licenses which were auctioned on a regional basis that cover the nation. Remaining to be auctioned are 7 licenses available on a major trading area ("MTA") basis and 2 licenses on a basic trading area ("BTA") basis.

        The FCC has imposed infrastructure construction or buildout requirements on all NPCS license holders. Each NPCS license holder must establish a minimum service availability for at least 37.5% of the population in its geographic region within five years after receiving the license. After ten years, each NPCS license holder must make the service available to at least 75% of the area's population. If a NPCS license holder fails to achieve these build-out requirements, it risks cancellation by the FCC of its NPCS license and a forfeiture of any auction monies paid.

        Eagle manufactures products that will enable paging license holders to legally put their systems into operation, at a low cost, a strategy adopted by the Company to create a "captive" customer in terms of future build out.

        Eagle offers its customers an end-to-end solution for NPCS applications. The Company has developed and introduced, at the September 1996 PCS show in San Francisco, new technology based products with enhanced architecture and technology from its existing paging systems to accommodate the advanced services available through paging and PCS. This system approach includes full product lines of radio frequency network controllers, transmitters, receivers, and a special satellite receiver system (to receive the response message from the end-user). The Company will begin shipment of its NPCS products in the first half of 1997 to various beta test sites, based on product development schedules and the build-out requirements of the NPCS license holders.

        The design of a paging system is customer specific and depends on (i) the number of paging subscribers the service provider desires to accommodate,
(ii) the operating radio frequency, (iii) the geography of the service area,
(iv) the expected system growth, and (v) specific features desired by the customer. Paging equipment hardware and software developed by the Company may be used with all types of paging service, including voice, tone numeric (telephone number display) or alphanumeric messaging (words and numbers display).

    SWITCHES

        The Company is involved at an early stage in the development of industry wide technology standards and is familiar with developments in paging protocol standards throughout the world. The Company works closely with its customers in the design of large, complex paging networks. Eagle believes that its customers' purchasing decisions are based, in large part, on the quality and technological capabilities of such networks. The Company has strategic agreements to purchase switches from major switch manufacturers. The Company believes that the advanced hardware and software features of its switches ensure high reliability and high volume call processing.

    RADIO FREQUENCY "RF" EQUIPMENT, TRANSMITTERS AND RECEIVERS

        Transmitters are available in frequency ranges of 70 MHZ to 960 MHZ and in power levels of 2 watts to 500 watts. Radio link receivers are available in frequency ranges of 70 MHZ to 960 MHZ. Satellite link receivers are available for integration directly with the transmitters at both Ku- and C- band frequencies.

        The Company's range of receivers detects the responses back from the two-way NPCS subscriber devices. The receivers take advantage of DSP demodulation techniques that maximize receiver performance.

        Depending upon frequency, antenna height, topography and power, Eagle transmitter systems are designed to cover broadcast cells with a diameter from 3 to 100 miles. Typical simulcast systems have broadcast cells which vary from 3 to 15 miles in diameter. Eagle transmitters are designed specifically for the high performance and reliability required for high speed simulcast networks.

    CONTROLLERS

        The Company currently offers products for transmitter control known as Eagle's L20TX transmitter control system, which is a medium-feature transmitter control system used in domestic and international markets, and new advanced products (Car Stoppper and Energy Wizard) were introduced at the September 1996 show in San Francisco.

MANUFACTURE OF NEW PRODUCTS

        The Company has identified several new products that would complement existing products and broaden its product base. The Company's strategy is to develop upgrades on existing products to enable it to obtain increased market share or extend the life of those products by several years.

SERVICE AND SUPPORT

        Eagle provides service to customers on a regular basis including installation, project management of turnkey systems, training, service or extended warranty contracts with the Company. The Company believes that it is essential to provide reliable service to customers in order to solidify customer relationships and to be the vendor of choice when new services or system expansions are sought by a customer. This relationship is further developed as customers come to depend upon the Company for installation, system optimization, warranty and post-warranty services.

        The Company has a warranty and maintenance program for both its hardware and software products and maintains a customer service network in its operating locations. Eagle's standard warranty provides its customers with repair or replacement of any defective Eagle manufactured equipment. The warranty is valid on all products for the period of one year from the later of the date of shipment or the installation by an Eagle qualified technician.

CUSTOMERS

        Eagle sells to a range of customers worldwide. In the United States, customers include the regional Bell operating companies, medical paging operators, and public and private radio common carriers. Internationally, customers include public telephone and telegraph companies, as well as private telecommunication service providers. Company customers include: Motorola Communications and Electronics, Inc., Ericsson, Inc., Mobil-Media, Inc., Pac-Tel, Paging Network, Inc., Glenayre Technologies, Inc., Norwegian Telecom, Inc., and Link-Two Communications, Inc. ("Link")

        The Company's three largest customers, Link II, Houston Telephone and Petro Com accounted for approximately 33%, 19% and 11% of the Company's sales for the three months ended November 30, 1996. Link II is a common carrier of exclusively wholesale one-way paging network services. Its customers purchase paging network services as an aggregator and resell Link's network services to individual subscribers and other communications providers. Link II has secured the rights to use or options to purchase five PCP frequencies, three of which provide coverage in ten of the top ten markets, and several RCC frequencies providing regional coverage in two of the top ten markets. Link II will provide high-quality network services by utilizing regional network operational centers ("NOC") that will enable it to utilize a star network topology to control paging networks in multiple local markets within a wide geographical region. Link II intends to build its first NOC in metro New York City followed by Chicago, Los Angeles, Dallas and Atlanta. Link II then intends to expand operations nationwide by constructing five additional NOCs in top markets to allow for nationwide, local and national paging services. See "Management -- Certain Transactions."

MARKETING AND SALES

        The Company markets its products and services in the United States through representative organizations and internationally through agents. As the Company's business is highly technical, and a majority of sales are complete systems with technical support. A large percentage of the Company's marketing comes from direct sales by the employees. The Company also utilizes distributors and agents to sell its products in certain countries and geographic regions to market outside of the Company's core markets.

        As part of the Company's integrated marketing and sales efforts, Eagle encourages a philosophy of open communication between the Company and its customers.

INTERNATIONAL BUSINESS RISKS

        In 1996, the Company generated net sales in markets outside of the United States. International sales are subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases, transportation delays, difficulties or delays in collecting accounts receivable, and, to a lesser extent, exchange rate fluctuations. To protect its interests, the Company only services international business using letters of credit drawn on American or limited foreign corresponding banks.

RESEARCH AND DEVELOPMENT

        The Company believes that a strong commitment to research and development is essential to the continued growth of its business. One of the key components of the Company's development strategy is the promotion of a close relationship between its development staff, internally with Eagle's manufacturing and marketing personnel, and externally with Eagle's customers. This strategy has allowed Eagle to develop and bring to market customer-driven products.

        The Company has extensive expertise in the technologies required to develop wireless communications systems and products including high power high frequency RF design digital signal processing ("DSP"), real-time software, high-speed digital logic, radio frequency and data network design. The Company believes that by having a research and development staff with expertise in these key areas, it is well positioned to develop enhancements for its existing products as well as the next generation of personal communication products. Investment in advanced computer-aided design tools for simulation and analysis has allowed Eagle to reduce the time for bringing new products to market.

MANUFACTURING

        Eagle currently manufactures its products at Company facilities in Houston, Texas. The Company's manufacturing expertise resides in assembling sub-assemblies and final systems that are configured to its customers' specifications. The components and assemblies used in the Company's products include electronic components such as resistors, capacitors, transistors, and semiconductors such as field programmable gate arrays, digital signal processors and microprocessors, and mechanical materials such as cabinets in which the systems are built. Substantially all of the components and parts used in the Company's products are available from multiple sources. In those instances where components are purchased from a single source, the supplier is reviewed frequently for stability and performance. Additionally, as necessary, the Company purchases sufficient quantities of certain components which have long-lead requirements in the world market. The Company ensures that all products are tested, tuned and verified prior to shipment to the customer.

        The Company plans to implement a total quality management philosophy throughout all of its operations, which it believes will eventually lead to ISO 9001 qualification. The Company is in the process of implementing a computerized system which will be used to control and monitor all areas of the Company from sales to shipping.

COMPETITION

        The Company supplies transmitters, receivers, controllers and software used in paging, voice messaging and message management systems. While the services from the foregoing products represent a significant portion of the wireless personal communications industry today, the industry is expanding to include new services and new markets. The wireless personal communications industry includes equipment manufacturers that serve many of the same personal communications services markets served by the Company. Certain of the Company's competitors, and all competitors that have publicly tradeable securities, have significantly greater resources than the Company, and their can be no assurance that Eagle will be able to compete successfully in the future. In addition, manufacturers of wireless telecommunications equipment, including those in the cellular telephone industry, certain of which are larger and have significantly greater resources than the Company, could elect to enter into the Company's markets and compete with Eagle's products. There can be no assurance that the Company will be able to increase its market share in the future.

PROPRIETARY INFORMATION

        The Company attempts to protect its proprietary technology through a combination of trade secrets, non- disclosure agreements, technical measures, and common law remedies with respect to certain proprietary technology. Such protection may not preclude competitors from developing products with features similar to the Company's products. The laws of some foreign countries in which the Company sells or may sell its products do not protect the Company's proprietary rights in the products to the same extent as do the laws of the United States. Although the Company believes that its products and technology do not infringe on the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against the Company in the future. If such litigation resulted in the Company's inability to use technology, the Company might be required to expend substantial resources to develop alternative technology. There can be no assurance that the Company could successfully develop alternative technology on commercially reasonable terms.

REGULATION

        Many of the Company's products operate on radio frequencies. Radio frequency transmissions and emissions, and certain equipment used in connection therewith, are regulated in the United States and internationally. Regulatory approvals generally must be obtained by the Company in connection with the manufacture and sale of its products, and by customers to operate the Company's products. There can be no assurance that appropriate regulatory approvals will continue to be obtained, or that approvals required with respect to products being developed for the personal communications services market will be obtained. The enactment by federal, state, local or international governments of new laws or regulations or a change in the interpretation of existing regulations could affect the market for the Company's products. Although recent deregulation of international telecommunications industries along with recent radio frequency spectrum allocations made by the FCC have increased the demand for the Company's products by providing users of those products with opportunities to establish new paging and other wireless personal communications services, there can be no assurance that the trend toward deregulations and current regulatory developments favorable to the promotion of new and expanded personal communications services will continue or that future regulatory changes will have a positive impact on the Company. On February 9, 1996, the FCC released a notice of proposed rule making covering a licensing rule and procedure change on the 929 MHZ and 931 MHZ as well as certain other paging frequencies which included a freeze on its acceptance of new applications for paging system licenses. As the issuance of new paging system licenses stimulates demand for the Company's products, this freeze may adversely affect sales and the timing of sales of the Company's product.

EMPLOYEES

      At December 1, 1996 the Company employed approximately 42 persons. The Company believes its employee relations to be good.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The Company's directors and executive officers are:

NAME                           AGE         POSITION

H. Dean Cubley                 55          Chairman of the Board of Directors,
                                           President and Chief Executive Officer

Christopher W. "James" Futer   57          Director, Executive Vice President
                                           and Chief Operating Officer

A. L. Clifford                 53          Director

Richard Royall                 50          Chief Financial Officer
--------------------

        H. DEAN CUBLEY has served as chairman of the board, president and chief executive officer of the Company since March 1996. Prior to that, Dr. Cubley served as vice-president of Eagle Aerospace, Inc. from 1993 to March 1996. Dr. Cubley is also a member of the Oversight Committee for the University of Houston Epitaxy Center which managed the Wake Shield Flight aboard the Shuttle in September 1995. During 1996, Dr. Cubley entered into negotiations to settle a prior disputed tax matter with the Internal Revenue Service unrelated to the Company. Dr. Cubley has over 35 years of extensive experience in the field of telecommunications. From 1965 to 1984, Dr. Cubley worked for the NASA Manned Spacecraft Center in the Electromagnetic Systems Branch of the Engineering and Development Directorate. For a five year portion of that period, Dr. Cubley was the Antenna Subsystems Manager for all spacecraft antennas for the Shuttle Program. His duties included overall responsibility for the design, development, costs schedules and testing of the antennas and hardware for all Shuttle flights. Throughout his career, Dr. Cubley has authored or co-authored over fifty publications. In addition, he has a total of eight patents and patents-pending registered in his name. Dr. Cubley received a bachelor of science degree in electrical engineering from the University of Texas in 1964 and a masters degree in from the University of Texas in 1965. In 1970 Dr. Cubley received his Ph D in Electrical Engineering from the University of Houston. Since 1977, Dr. Cubley has been actively engaged in the commercial telecommunications industry and has been instrumental in many of its technological advancements. Dr. Cubley has also been a founding partner in seven new high technology companies since his resignation from NASA. Many of these companies have been acquired by larger companies and are currently operating in the telecommunications industry.

        JAMES FUTER has served as a director, chief operating officer and vice president of the Company since March 1996. Prior to that, Mr. Futer served as general manager of Eagle Aerospace, Inc. Telecom Division from November 1994 until February 1996. From May 1993 to November 1994, Mr. Futer was employed as a vice president of operations with Starcom, Inc. Prior thereto, he was employed with Paging Products International. Mr. Futer was a manager of Universal Cellular, Inc., a California corporation ("UCI") from October 1990 until February 1991. Mr. Futer resigned from UCI in February 1991 due to his disagreement with UCI management over its business policy and practices. In June 1993, UCI filed for protection under the federal bankruptcy laws. Mr. Futer's spectrum of experience has included work in the fields of hi-tech flight simulation and display technologies (especially those of light emitting diodes and liquid crystal displays), and in consumer electronics, i.e. electronic watches, pocket calculators, and electronic games. Most recently, he has been involved in pager design, manufacture and marketing, as well as the wider field of paging equipment. His international background includes work with Hatfield Instrument (in England, where he was born), Canadian Aviation Electronics, located in Montreal, Canada, General Instruments (in Canada and the United States), Litronix (in California) and Siemens (living in California and England and commuting to the head office in Munich, as well as Berlin, Paris and Milan). In 1975, he was instrumental in implementing a major "turn-key" technology transfer from Canada to the (then) Soviet Union for the manufacture of hand-held electronic calculators, an operation which the Soviets then improved from the consumer level and adapted to suit their particular requirements. Since 1975, Mr. Futer has had extensive in-depth experience of interfacing with Pacific Rim countries. In 1992 and 1993, he spent time in the People's Republic of China co-ordinating a successful technology transfer for one of the first pager manufacturing facilities.

        A. L. CLIFFORD has served as a director since December 1996. Mr. Clifford has served as president of Clifford & Associates for over five years. His company is involved in the distribution of electrical and electronic products and has been serving the Midwest since 1920. Mr. Clifford is a graduate of the University of Miami, where he studied business and attended law school.

        RICHARD R. ROYALL has been a certified public accountant since 1971. From 1971 to 1976, Mr. Royall was employed with Haskins & Sells, Laventhol & Horwath (a partner from 1976 to 1986), and Bracken, Krutilek & Royall (1986). In 1986, Mr. Royall practiced accounting as a sole proprietor. Since 1987, Mr. Royall has been a partner in Royall & Fleschler, certified public accountants. In addition to the foregoing, Mr. Royall serves as financial officer and director of companies operating in the oil and gas industry, software industry and chemical industries.

        The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. None of the directors receive any compensation or reimbursement of out-of-pocket expenses to attend Board meetings. The Company has not established and does not maintain any compensation, audit, executive or nominating committees. All officers serve at the discretion of the Board of Directors. There are no family relationships between or among any of the directors and executive officers of the Company.

EXECUTIVE COMPENSATION

        Dr. Cubley is currently paid $70,000 per year, which amount will likely be increased in the near future. For the fiscal year ended August 31, 1996, Dr. Cubley was paid $30,000. No other executive officer received in excess of $100,000 in compensation during the fiscal year ended August 31, 1996. The Company has not entered into employment agreements with any of its executive officers.

STOCK OPTIONS

        In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. As of the date of this Memorandum, no options have been granted pursuant to such plan and the Company has no present plans for the issuance thereof. The Company does not have a defined benefit plan or any retirement or long-term incentive plans.

CERTAIN TRANSACTIONS

        The Company was incorporated in May 1993, but did not conduct any substantive business operations until it acquired cash, certain inventory and test equipment from Dr. Cubley totaling approximately $500,000 and concurrently acquired certain assets and liabilities from an affiliate of Dr. Cubley totaling approximately $260,000, both of which occurred in April 1996. The Company is obligated to pay assumed liabilities owed to certain principal stockholders and founders as follows: (i) $145,000 to an affiliate of Dr. Cubley, (ii) $34,000 in sales commissions to pay certain stockholders ($16,000 to Dr. Cubley, $16,000 to Ms. Mize and $2,000 to Mr. Futer), and (iii) $155,000 to Dr. Cubley for equipment contributed to the Company. Promoters of the Company are Dr. Cubley, Mr. Futer, Mr. Clifford, Mr. Barton and Re-alt Group, LLC.

        In connection with the organization of the Company, 3,150,000 shares of Common Stock were issued to the Cubley Family Partnership, 990,000 shares of Common Stock were issued to the Futer Family Partnership, 180,000 shares of Common Stock were issued to Billie Mize, and 180,000 shares of Common Stock were issued to John Nagel, such issuances were for nominal services rendered, contribution of certain net assets and cash valued at approximately $345,000. In July 1996, the Company issued: $.05 Warrants to purchase 350,000, 110,000, 20,000 and 20,000 shares, respectively, to the Cubley Family Partnership, the Futer Family Partnership, Ms. Mize and Mr. Nagel, respectively; and $.50 Warrants to purchase 350,000, 110,000, 20,000 and 20,000 shares, respectively, to the Cubley Family Partnership, the Futer Family Partnership, Ms. Mize and Mr. Nagel, respectively. Neither of these $.05 Warrants or $.50 Warrants are exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days. The Company issued, for services rendered, to the Cubley Family Partnership, the Futer Family Partnership, Ms. Mize and Mr. Nagel: Class A Warrants to purchase 350,000 shares, 110,000 shares, 20,000 shares, and 20,000 shares, respectively; and Class B Warrants to purchase 350,000 shares, 110,000 shares, 20,000 shares, and 20,000 shares, respectively.

        On August 30, 1996, the Company issued to Messrs. Clifford and Barton and Re-alt Group, LLC the following securities: 278,675, 441,235 and 441,235 shares of Common Stock, respectively; $.05 Warrants to purchase 129,016 shares, 129,016 shares and 129,016 shares of Common Stock, respectively; and $.50 Warrants to purchase 129,017 shares, 129,017 shares and 129,017 shares of Common Stock, respectively. In November 1996, the Company issued Messrs. Clifford and Barton and Re-alt Group, LLC. an additional 87,325 shares, 125,765 shares and 125,765 shares of Common Stock, respectively; $.05 Warrants to purchase 37,650 shares, 37,650 shares and 37,650 shares of Common Stock, respectively; and $.50 Warrants to purchase 37,650 shares, 37,650 shares and 37,650 shares of Common Stock, respectively. Neither of these $.05 Warrants or $.50 Warrants are exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days. The Company issued, for services rendered, to Messrs. Clifford and Barton and Re-alt Group, LLC: Class A Warrants to purchase 166,666 shares, 166,667 shares, 166,666 shares, respectively; and Class B Warrants to purchase 166,666 shares, 166,667 shares, and 166,666 shares, respectively. In December 1996, the Company issued 17,000, 17,000 and 17,000 shares of Common Stock to Messrs. Clifford and Barton and Re-alt Group, LLC. All of these issuances were for services rendered.

        The Company issued $.01 Warrants to purchase an aggregate of 700,000 shares of Common Stock to the following individuals: $.01 Warrants to purchase 490,000 shares to the B and F Trust, Bill and Francis Cubley Grantors, $.01 Warrants to purchase 154,000 shares to the Futer Family Partnership, $.01 Warrants to purchase 28,000 shares to Billie Mize and $.01 Warrants to purchase 28,000 shares to John Nagel. The warrants are currently exercisable and expire the earlier of: (i) July 2001, or (ii) the date the last sales price or closing bid price of the Common Stock is $6.50 per share for 20 consecutive trading days. Upon the date of original issuance, the $.01 Warrants vested only if the above captioned individuals' collective ownership, on a fully diluted basis assuming exercise of all outstanding warrants whether exercisable within 60 days of the date hereof or not (excluding these warrants), was less than 51% of the outstanding Company Common Stock. This event occurred effective December 1, 1996.

        Certain principal stockholders of the Company are also principal stockholders of Link II and the Company has certain rights to earn up to less than ten percent of Link II, the terms of such rights are being negotiated as of the date hereof. As of November 30, 1996, Link II owed the Company $552,741, comprising approximately 63.5% of the accounts receivable at such date.

        In September 1996, Richard Royall was issued $.05 Warrants to purchase 12,500 shares of Common Stock, and $5.00 Warrants to purchase 12,500 shares of Common Stock. Three other unaffiliated parties each own $.05 Warrants to purchase 12,500 shares of Common Stock, and $5.00 Warrants to purchase 12,500 of Common Stock. The $.05 Warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days.

LIMITATION OF DIRECTORS' LIABILITY

        The Company's Articles of Incorporation eliminates, subject to certain exceptions, the personal liability of directors of the Company or its stockholders for monetary damages for breaches of fiduciary duty by such directors. The Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith that constitutes a breach of duty of the director or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such director derives an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. This provision of the Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the Board of Directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the Board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to Board action in respect of such transaction or event. In these cases, the stockholders and the Company could be injured by a Board's decision and have no effective remedy.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of the date of this Prospectus, the number and percentage of outstanding shares of Company Common Stock owned by (i) each person known to the Company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

                                                                     NUMBER OF SHARES OF COMMON
                                                                       BENEFICIALLY OUTSTANDING              PERCENTAGE OF OWNERSHIP
                                                                   ----------------------------------        -----------------------
                                                                                        UPON EXERCISE                  UPON EXERCISE
NAME AND ADDRESS OF                                                                        OF ALL                            OF ALL
BENEFICIAL OWNERS(1)                                                 ACTUAL(2)            WARRANTS           ACTUAL(2)      WARRANTS
-----------------                                                  ------------           ---------            ------       --------
Cubley Family Partnership ..............................           3,850,000(3)            4,550,000             33.4%         18.0%
H. Dean Cubley(4) ......................................                --                      --             --              --
Philippe Caland(5) .....................................           3,200,000               3,200,000             24.2%         12.6%
Futer Family Partnership ...............................           1,364,000(6)            1,584,000             12.2%          6.3%
Christopher W. "James" Futer(7) ........................                --                      --             --              --
Wallington Investment, Ltd. ............................           1,020,000(8)            1,020,000              8.9%          4.0%
Barton Family Trust(9) .................................             900,334(10)           1,233,668              8.1%          4.9%
Re-alt Group, LLC ......................................             900,334(11)           1,233,668              8.1%          4.9%
A. L. Clifford .........................................             699,334(12)           1,032,668              6.3%          4.1%
All officers and directors (4 persons) .................           5,925,834(13)           7,191,668             48.3%         28.4%

----

(1) Each address is the Company, except for (i) Barton Family Trust at 45 Alhambra Plaza, Coral Cables, Florida, 33134, (ii) Re-alt Group, LLC at 8692 M-32 Highway, Elmira Michigan 49730, (iii) A. L. Clifford at 1801
        W. 18th Street, Indianapolis, IN 46202, (iv) Wallington Investment, Ltd. at 6 Walmannstrasse, Zurich, Switzerland CH-8024(7) and (v) Philippe Caland at 951 Napoli, Pacific Palisades, CA 90272.

(2) Does not give effect to the $.05 Warrants and $.50 Warrants as these warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days. It is assumed, for purposes of this table, that this will not occur within 60 days of the date of this Prospectus. See "Management -- Certain Transactions" and "Description of Capital Stock -- Other Warrants."

(3) Includes (i) 350,000 shares underlying Class A Warrants and (ii) 350,000 shares underlying Class B Warrants. See "Management -- Certain Transactions."

(4) Dr. Cubley disclaims beneficial ownership of these shares and warrants, as well as voting and disposition power of the shares of Common Stock and warrants owned by Cubley Family Partnership.

(5) Includes (i) 800,000 shares underlying Class A Warrants, (ii) 800,000 shares underlying Class B Warrants, and (iii) 800,000 shares underlying Class C Warrants.

(6) Includes (i) 110,000 shares underlying Class A Warrants, (ii) 110,000 shares underlying Class B Warrants, and (iii) 154,000 shares underlying the $.01 Warrants. See "Management -- Certain Transactions."

(7) Mr. Futer disclaims beneficial ownership of these shares and warrants, as well as voting and disposition power of the shares of Common Stock and warrants owned by Futer Family Partnership

(8) Includes 340,000 shares underlying Class A Warrants and 340,000 shares underlying Class B Warrants, which securities were purchased in a private offering, which shares of Common Stock were purchased at a purchase price of $1.50 per share.

(9)     An affiliate of Porter Barton.

(10) Includes 166,667 shares underlying Class A Warrants and 166,667 shares underlying Class B Warrants. See "Management-- Certain Transactions."

(11) Includes 166,667 shares underlying Class A Warrants and 166,667 shares underlying Class B Warrants. See "Management -- Certain Transactions."

(12) Includes 166,666 shares underlying Class A warrants and 166,666 shares underlying Class B Warrants. See "Management -- Certain Transactions."

(13) Includes warrants to purchase 1,419,834 shares of Common Stock that are currently exercisable.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

        The Company is authorized to issue up to 100,000,000 shares of Common Stock, of which 10,842,000 shares of Common Stock are issued and outstanding, and up to 14,480,000 are reserved for issuance upon exercise of the Warrants, of which 5,065,000 shares are reserved for issuance upon exercise of the Class A Warrants, 5,065,000 shares are reserved for issuance upon exercise of the Class B Warrants, 800,000 shares are reserved for issuance upon exercise of the Class C Warrants, 700,000 shares are reserved for issuance upon exercise of the $.01 Warrants, 1,050,000 shares re reserved for issuance upon exercise of the $.05 Warrants, 1,375,000 shares are reserved for issuance upon exercise of the $.50 Warrants, and 425,000 shares are reserved for issuance upon exercise of the $5.00 Warrants.

        The holders of shares of Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of Common Stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities. Holders of Common Stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of Common Stock have no preemptive or other rights to subscribe for shares. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor.

CLASS A WARRANTS

         The following statements and summaries of certain provisions of the Class A Warrant Agreement are subject to the more detailed provisions of the Class A Warrant Agreement, a copy of which is filed as an exhibit to this Registration Statement.

        Each Class A Warrant will entitle the holder to purchase from the Company one share of Common Stock of the Company at an exercise price of $4.00 per share prior to August 31, 2001. The exercise price of the Class A Warrants was arbitrarily determined by the Company.

        Each holder of the Class A Warrants may exercise such Class A Warrant by surrendering the certificate evidencing such Class A Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with the payment of the exercise price to the Company. The exercise price will be payable in cash or by certified or official bank check payable to the Company. Subject to certain limited exceptions, no adjustment as to any dividends with respect to the shares of Common Stock of the Company will be made upon any exercise of Class A Warrants. If less than all of the Class A Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Class A Warrants. Certificates evidencing the Class A Warrants may be exchanged for new certificates of different denominations by presenting the Class A Warrant certificate to the Company.

        The exercise price and the number of shares of Common Stock purchasable upon exercise of any Class A Warrants and the number of Class A Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassifications, reorganizations, consolidations, mergers and certain issuances and redemptions of Common Stock and securities convertible or exchangeable for Common Stock. No adjustment in the exercise price will be required to be made with respect to the Class A Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Class A Warrants would thereupon become exercisable only for the number of shares of stock or other securities, assets or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Class A Warrants, would have been entitled upon such reorganization, reclassification consolidation, merger or sale.

        Class A Warrant holders do not have any voting or any other rights as stockholders of the Company and are not entitled to dividends.

        If the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class A Warrant holders will be entitled to exercise Class A Warrants at any time up to the business day next preceding the redemption date. The Class A Warrants provide for the payment, by the Company, of a 3% solicitation fee.

        A total of 4,065,000 Class A Warrants to purchase 4,065,000 shares of Common Stock were issued in a private offering for cash and an additional 1,000,000 Class A Warrants are outstanding to purchase 1,000,000 shares of Common Stock which were issued to management, certain promoters and other third parties.

CLASS B WARRANTS

        The following statements and summaries of certain provisions of the Class B Warrant Agreement are subject to the more detailed provisions of the Class B Warrant Agreement, a copy of which is filed as an exhibit to the Registration Statement.

        Each Class B Warrant will entitle the holder to purchase from the Company one share of Common Stock of the Company at an exercise price of $6.00 per share prior to August 31, 2001. The exercise price of the Class B Warrants was determined by the Company.

        Each holder of the Class B Warrants may exercise such Class B Warrant by surrendering the certificate evidencing such Class B Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with the payment of the exercise price to the Company. The exercise price will be payable in cash or by certified or official bank check payable to the Company. Subject to certain limited exceptions, no adjustment as to any dividends with respect to the shares of Common Stock of the Company will be made upon any exercise of Class B Warrants. If less than all of the Class B Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Class B Warrants. Certificates evidencing the Class B Warrants may be exchanged for new certificates of different denominations by presenting the Class B Warrant certificate to the Company.

        The exercise price and the number of shares of Common Stock purchasable upon exercise of any Class B Warrants and the number of Class B Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassifications, reorganizations, consolidations, mergers and certain issuances and redemptions of Common Stock and securities convertible or exchangeable for Common Stock. No adjustment in the exercise price will be required to be made with respect to the Class B Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Class B Warrants would thereupon become exercisable only for the number of shares of stock or other securities, assets or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Class B Warrants, would have been entitled upon such reorganization, reclassification consolidation, merger or sale.

        Class B Warrant holders do not have any voting or any other rights as stockholders of the Company and are not entitled to dividends.

        If the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class B Warrant holders will be entitled to exercise Class B Warrants at any time up to the business day next preceding the redemption date. The Class B Warrants provide for the payment, by the Company, of a 3% solicitation fee.

        A total of 4,065,000 Class B Warrants were issued to purchase 4,065,000 shares of Common Stock in a private offering for cash and an additional 1,000,000 Class B Warrants are outstanding to purchase 1,000,000 shares of Common Stock which were issued to certain management, promoters and other third parties. See Management -- Certain Transactions."

CLASS C WARRANTS

         The following statements and summaries of certain provisions of the Class C Warrant Agreement are subject to the more detailed provisions of the Class C Warrant Agreement, a copy of which is filed as an exhibit to this Registration Statement.

        Each Class C Warrant will entitle the holder to purchase from the Company one share of Common Stock of the Company at an exercise price of $2.00 per share prior to August 31, 2001. The exercise price of the Class C Warrants was arbitrarily determined by the Company.

        Each holder of the Class C Warrants may exercise such Class C Warrant by surrendering the certificate evidencing such Class C Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with the payment of the exercise price to the Company. The exercise price will be payable in cash or by certified or official bank check payable to the Company. Subject to certain limited exceptions, no adjustment as to any dividends with respect to the shares of Common Stock of the Company will be made upon any exercise of Class C Warrants. If less than all of the Class C Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Class C Warrants. Certificates evidencing the Class C Warrants may be exchanged for new certificates of different denominations by presenting the Class C Warrant certificate to the Company.

        The exercise price and the number of shares of Common Stock purchasable upon exercise of any Class C Warrants and the number of Class C Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassifications, reorganizations, consolidations, mergers and certain issuances and redemptions of Common Stock and securities convertible or exchangeable for Common Stock. No adjustment in the exercise price will be required to be made with respect to the Class C Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Class C Warrants would thereupon become exercisable only for the number of shares of stock or other securities, assets or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Class C Warrants, would have been entitled upon such reorganization, reclassification consolidation, merger or sale.

        Class C Warrant holders do not have any voting or any other rights as stockholders of the Company and are not entitled to dividends.

        If the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class C Warrant holders will be entitled to exercise Class C Warrants at any time up to the business day next preceding the redemption date. The Class C Warrants provide for the payment, by the Company, of a 3% solicitation fee.

        A total of 800,000 Class C Warrants to purchase 800,000 shares of Common Stock were issued in a private offering for cash.

OTHER WARRANTS

        Other warrants currently outstanding include: (i) the $.01 Warrants to purchase 700,000 shares of Common Stock which expire the earlier of July 2001 or the date the last sales price or closing bid price of the Common Stock is $6.50 per share for 20 consecutive trading days; (ii) the $.05 Warrants to purchase 1,050,000 shares of Common

Stock which expire in July 1999; (iii) the $.50 Warrants to purchase 1,375,000 shares of Common Stock which expire in July 1999; and the $5.00 Warrants to purchase 425,000 shares of Common Stock which expire in September 1999.
 Additionally, in May 1996, the Company received an aggregate of $375,000 in bridge financing in the form of interest-free convertible notes from 15 unaffiliated individuals. Holders of $369,000 of these notes converted into 369,000 shares of Company Common Stock, and the balance of $6,000 was retired in November 1996. In connection with the issuance of such indebtedness, the Company has agreed to issue such investors $.50 Warrants to purchase 375,000 shares of Common Stock, and $5.00 warrants to purchase 375,000 shares of Common Stock.

TRANSFER AGENT

        Registrar & Transfer Company serves as the transfer agent for the shares of Common Stock, Class A Warrants, Class B Warrants and Class C Warrants.


                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

        This Prospectus relates to the resale of 24,953,000 shares of Common Stock by the Selling Shareholders, of which 10,473,000 shares are currently issued and outstanding and up to 14,480,000 shares to be issued upon (i) exercise of Class A Warrants outstanding to purchase up to 5,065,000 shares,
(ii) exercise of Class B Warrants outstanding to purchase up to 5,065,000 shares, (iii) exercise of the $.01 Warrants to purchase up to 700,000 shares,
(iv) exercise of the $.05 Warrants to purchase up to 1,050,000 shares, (v) exercise of the $.50 Warrants to purchase up to 1,375,000 shares, (vi) exercise of the $5.00 Warrants to purchase up to 425,000 shares, and (vii) exercise of Class C Warrants to purchase 800,000 shares of Common Stock. This Prospectus also relates to the resale of 5,065,000 Class A Warrants, 5,065,500 Class B Warrants and 800,000 Class C Warrants.

        The table below sets forth information with respect to the resale of Common Stock by the Selling Stockholders, including the resale of shares of Common Stock issued upon exercise of outstanding Warrants. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders for shares currently outstanding (nor from the resale of Class A Warrants, Class B Warrants or Class C Warrants); however, the Company will receive the exercise price per share upon issuance of shares underlying the Warrants.

                 RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS
                     FOR SHARES CURRENTLY OUTSTANDING ("S"),
           SHARESTO BE ISSUED UPON EXERCISE OF CLASS A WARRANTS ("A")
     CLASS B WARRANTS ("B"), CLASS C WARRANTS ("C"), $.01 WARRANTS ("$.01"), $.05 WARRANTS ("$.05"), $.50 WARRANTS ("$.50") AND $5.00 WARRANTS ("$5.00")

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Cubley Family Trust       3,150,000 S         3,150,000 S                0            0.0
                            350,000 ($.05)      350,000 ($.05)           0            0.0
                            350,000 ($.50)      350,000 ($.50)           0            0.0
                            350,000 A           350,000 A                0            0.0
                            350,000 B           350,000 B                0            0.0
Philippe Caland             800,000 S           800,000 S                0            0.0
                            800,000 A           800,000 A                0            0.0
                            800,000 B           800,000 B                0            0.0
                            800,000 C           800,000 C                0            0.0
B & F Trust                 490,000 ($.01)      490,000 ($.01)           0            0.0
Futer Family Trust          990,000 S           990,000 S                0            0.0
                            110,000 ($.05)      110,000 ($.05)           0            0.0
                            110,000 ($.50)      110,000 ($.50)           0            0.0
                            110,000 A           110,000 A                0            0.0
                            110,000 B           110,000 B                0            0.0
                            154,000 ($.01)      154,000 ($.01)           0            0.0


                                    23

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Billie B. Mize              180,000 S            180,000 S                0            0.0
                             20,000 ($.05)        20,000 ($.05)           0            0.0
                             20,000 ($.50)        20,000 ($.50)           0            0.0
                             20,000 A             20,000 A                0            0.0
                             20,000 B             20,000 B                0            0.0
                             28,000 ($.01)        28,000 ($.01)           0            0.0
John Nagel                  180,000 S            180,000 S                0            0.0
                             20,000 ($.05)        20,000 ($.05)           0            0.0
                             20,000 ($.50)        20,000 ($.50)           0            0.0
                             20,000 A             20,000 A                0            0.0
                             20,000 B             20,000 B                0            0.0
                             28,000 ($.01)        28,000 ($.01)           0            0.0
A. L. Clifford              366,000 S            366,000 S                0            0.0
                            166,666 ($.05)       166,666 ($.05)           0            0.0
                            166,667 ($.50)       166,667 ($.50)           0            0.0
                            166,666 A            166,666 A                0            0.0
                            166,666 B            166,666 B                0            0.0
Porter Barton               567,000 S            567,000 S                0            0.0
                            166,667 ($.05)       166,667 ($.05)           0            0.0
                            166,667 ($.50)       166,667 ($.50)           0            0.0
                            166,667 A            166,667 A                0            0.0
                            166,667 B            166,667 B                0            0.0
Re-alt Group, LLC           567,000 S            567,000 S                0            0.0
                            166,666 ($.05)       166,666 ($.05)           0            0.0
                            166,667 ($.50)       167,667 ($.50)           0            0.0
                            166,667 A            167,667 A                0            0.0
                            166,667 B            167,667 B                0            0.0
Richard Royall               12,500 ($.05)        12,500 ($.05)           0            0.0
                             12,500 ($5.00)       12,500 ($5.00)          0            0.0
Sammy Fleschler              12,500 ($.05)        12,500 ($.05)           0            0.0
                             12,500 ($5.00)       12,500 ($5.00)          0            0.0
Brewer & Pritchard, P.C.     12,500 ($.05)        12,500 ($.05)           0            0.0
                             12,500 ($5.00)       12,500 ($5.00)          0            0.0
William J. Bippus            12,500 ($.05)        12,500 ($.05)           0            0.0
                             12,500 ($5.00)       12,500 ($5.00)          0            0.0
Dominic Severini             10,000 S             10,000 S                0            0.0
Kerrjie Aida Severini        10,000 A             10,000 A                0            0.0
                             10,000 B             10,000 B                0            0.0
Fred Severini, Jr.           15,000 S             15,000 S                0            0.0
                             15,000 A             15,000 A                0            0.0
                             15,000 B             15,000 B                0            0.0

                                              24

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Vincent J. Severini, Jr.     10,000 S            10,000 S                 0           0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Larry J. Kinney              20,000 S            20,000 S                 0           0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Wanda E. Matelski            10,000 S            10,000 S                 0           0.0
Carl D. Parker               10,000 A            10,000 A
                             10,000 B            10,000 B
Daniel L. Keczmer            20,000 S            20,000 S                 0           0.0
Lisa A. Keczmer              20,000 A            20,000 A
                             20,000 B            20,000 B
Walter A. Kaufman TTE        10,000 S            10,000 S                 0           0.0
u/t/a Dated 3/12/80          10,000 A            10,000 A
                             10,000 B            10,000 B
George Matelski              20,000 S            20,000 S                 0           0.0
Matelski Lumber Co.          20,000 A            20,000 A
                             20,000 B            20,000 B
Henry T. Siwecki             60,000 S            60,000 S                 0           0.0
Marie Siwecki                60,000 A            60,000 A
                             60,000 B            60,000 B
Norbert Franckowiak          10,000 S            10,000 S                 0           0.0
Mary Franckowiak             10,000 A            10,000 A
                             10,000 B            10,000 B
James C. VanOverbeke         10,000 S            10,000 S                 0           0.0
Michaline A. VanOverbeke     10,000 A            10,000 A
                             10,000 B            10,000 B
Roland Jack Derrer           20,000 S            20,000 S                 0           0.0
Kay Jean Derrer              20,000 A            20,000 A
                             20,000 B            20,000 B
Norbert Franckowiak          10,000 S            10,000 S                 0           0.0
Janet Franckowiak            10,000 S            10,000 S
                             10,000 A            10,000 A
Mary Ciszewski               20,000 S            20,000 S                 0           0.0
Mary H. Ciszewski            20,000 A            20,000 A
Self Trusteed Revocable
 Trust                       20,000 B            20,000 B
William Horsell              10,000 S            10,000 S                 0           0.0
Cheryl Horsell               10,000 A            10,000 A
                             10,000 B            10,000 B

                                           25

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Henry A. Siwecki             10,000 S            10,000 S                  0          0.0
Christine F. Siwecki         10,000 A            10,000 A
                             10,000 B            10,000 B
Lawrence C. Fowler           10,000 S            10,000 S                  0          0.0
Dianne K. Fowler             10,000 A            10,000 A
                             10,000 B            10,000 B
Jodie Brown                  20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
D. C. Hoffmann               10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Wayne H. Larson              20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
David L. Cole                20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
David L. Cole                20,000 S            20,000 S                  0          0.0
Pension Plan & Trust         20,000 A            20,000 A
                             20,000 B            20,000 B
Ted Bestgen                  20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Robert L. Bach               10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
E. Robie Wayne               10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
James E. Lauerman            10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Mark J. Benson               10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Roger A. Klein               10,000 S            10,000 S                  0          0.0
Darlene C. Klein             10,000 A            10,000 A
                             10,000 B            10,000 B

                                    26

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

William E. Hanneman          15,000 S            15,000 S                  0          0.0
                             15,000 A            15,000 A
                             15,000 B            15,000 B
Larry W. Holberg             40,000 S            40,000 S                  0          0.0
                             40,000 A            40,000 A
                             40,000 B            40,000 B
David S. Lilja               40,000 S            40,000 S                  0          0.0
                             40,000 A            40,000 A
                             40,000 B            40,000 B
Wallace F. Miller, IRA       40,000 S            40,000 S                  0          0.0
                             40,000 A            40,000 A
                             40,000 B            40,000 B
John M. Tuschner              5,000 S             5,000 S                  0          0.0
Julie K. Havlicek             5,000 A             5,000 A
                              5,000 B             5,000 B
Wallace F. Miller            60,000 S            60,000 S                  0          0.0
DeLois J. Miller             60,000 A            60,000 A
                             60,000 B            60,000 B
John M. Tuschner              5,000 S             5,000 S                  0          0.0
Cust.  for Jeni Tuschner      5,000 A             5,000 A
                              5,000 B             5,000 B
Richard J. Hafiz             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Frederic K. Azbell           20,000 S            20,000 S                  0          0.0
Barbara A. Azbell            20,000 A            20,000 A
                             20,000 B            20,000 B
Jeffery L. Buchanan          20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Srinivasa R. Peddireddi      20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Lydell Gayken                20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Stephen Port                 20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B

                                    27

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Wayne A. Brutger             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Valerie A. Garrison          10,000 S            10,000 S                  0          0.0
Lynn R. Garrison             10,000 A            10,000 A
                             10,000 B            10,000 B
Celine Kammerer              20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Gloria J. Barrett            20,000 S            20,000 S                  0          0.0
James L. Barrett             20,000 A            20,000 A
                             20,000 B            20,000 B
James W. Crook               20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
David Dahlbeg                10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Michael A. Tesch             35,000 S            35,000 S                  0          0.0
Carmen M. Tesch              35,000 A            35,000 A
                             35,000 B            35,000 B
Jay D. Coatta                20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Eye Guys, Inc.               10,000 S            10,000 S                  0          0.0
Profit Sharing Plan          10,000 A            10,000 A
Jay Coatta, Administrator    10,000 B            10,000 B
William F. Mahon             20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Roger H. Goetz, Jr.          10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Scott T. Zbikowski           50,000 S            50,000 S                  0          0.0
                             50,000 A            50,000 A
                             50,000 B            50,000 B
Robert H. Tucker Trust       10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B

                                    28

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Lewis H. Kaufman             40,000 S            40,000 S                  0          0.0
                             40,000 A            40,000 A
                             40,000 B            40,000 B
Gerald M. Mitchell           10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Norman M. Glutzer            10,000 S            10,000 S                  0          0.0
Barbara Glutzer              10,000 A            10,000 A
                             10,000 B            10,000 B
Daniel Patrick Keczmer, Sr.  20,000 S            20,000 S                  0          0.0
Alice Keczmer                20,000 A            20,000 A
                             20,000 B            20,000 B
Barbara J. Moriarty          10,000 S            10,000 S                  0          0.0
Maurice F. Moriarty          10,000 A            10,000 A
                             10,000 B            10,000 B
Robert J. Sanderman          20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Edward G. Monty              20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
R. Dwight Nyquist             5,000 S             5,000 S                  0          0.0
Marie Ann B. Nyquist          5,000 A             5,000 A
                              5,000 B             5,000 B
Gerald A. Auchstetter        15,000 S            15,000 S                  0          0.0
                             15,000 A            15,000 A
                             15,000 B            15,000 B
Harlan J. Vatland            10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Thomas D. Miller             20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
John Tancheff                10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Derek K. Vehling             10,000 S            10,000 S                  0          0.0
Karen A. Robinson            10,000 A            10,000 A
                             10,000 B            10,000 B

                                    29

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Vern J. Langer, IRA           5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Roger H. Klein, Sr.           5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Nelson D. Hooe, Jr.          10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
August M. Stoffel            20,000 S            20,000 S                  0          0.0
Ann M. Stoffel               20,000 A            20,000 A
                             20,000 B            20,000 B
Jan Silletto                 20,000 S            20,000 S                  0          0.0
Donna Silletto               20,000 A            20,000 A
                             20,000 B            20,000 B
Roger L. Chrisholm           10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Michael Langer                5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Ronald Pellerito              5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Mark Estrich                  5,000 S             5,000 S                  0          0.0
Terry Estrich                 5,000 A             5,000 A
                              5,000 B             5,000 B
Walter Estrich                5,000 S             5,000 S                  0          0.0
Florence Estrich              5,000 A             5,000 A
                              5,000 B             5,000 B
Charles M. Stein             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Joseph Geraci IRA             5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Joseph A. Geraci              5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B

                                    30

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Charles V. Gross             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Bernard Kosar, Sr.           20,000 S            20,000 S                  0          0.0
Geraldine Kosar              20,000 A            20,000 A
                             20,000 B            20,000 B
Bernie J. Kosar, Jr.         60,000 S            60,000 S                  0          0.0
                             60,000 A            60,000 A
                             60,000 B            60,000 B
Noel D. Collis, M.D.         20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Russell E. Erkkila           10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
First Trust Corp.  TTEE      10,000 S            10,000 S                  0          0.0
Donald M. Robinson IRA       10,000 A            10,000 A
                             10,000 B            10,000 B
Robert J. McKeehan           10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
David Sexton                  5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Judith F. Van Alen           70,000 S            70,000 S                  0          0.0
                             70,000 A            70,000 A
                             70,000 B            70,000 B
Myung C. Park, M.D.         100,000 S           100,000 S                  0          0.0
                            100,000 A           100,000 A
                            100,000 B           100,000 B
Mark Joseph Traut            20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
William T. Gustafson         10,000 S            10,000 S                  0          0.0
Barbara J. Gustafson         10,000 A            10,000 A
                             10,000 B            10,000 B
Gary L. Pechota               5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B

                                    31

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Gene A. Fransen              20,000 S            20,000 S                  0          0.0
Lois J. Fransen              20,000 A            20,000 A
                             20,000 B            20,000 B
Gilbert Villavicencio        10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
James L. Franckowiak         10,000 S            10,000 S                  0          0.0
Deborah H. Sparks            10,000 A            10,000 A
                             10,000 B            10,000 B
Julian S. Jensen             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Bennett Goldberg             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Marcia & Peter Asbeck        10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Robert J. Corliss            20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Raymond Rieman               20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Jan H. Magnusson             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
James August Bloom           10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Prudential Securities C/F    10,000 S            10,000 S                  0          0.0
James Ericson, Sr.           10,000 A            10,000 A
                             10,000 B            10,000 B
Joseph P. Hennen, Jr.        40,000 S            40,000 S                  0          0.0
                             40,000 A            40,000 A
                             40,000 B            40,000 B
John Laritson                 5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B


                                    32

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Thomas S. Shoopman IRA       20,000 S            20,000 S                  0          0.0
First Trust Nat'l TTEE       20,000 A            20,000 A
                             20,000 B            20,000 B
                             40,000 S            40,000 S                  0          0.0
Randy Segal                  40,000 A            40,000 A
                             40,000 B            40,000 B

Mark Perman                  10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
David J. Kelly                5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
John B. Coatta               10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Jean E. Coatta               10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Arlene A. Rohkohl            10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
August M. Stoffel            10,000 S            10,000 S                  0          0.0
Michelle L. Stoffel          10,000 A            10,000 A
                             10,000 B            10,000 B
Robert C. Hewitt             20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Norman A. Allen              10,000 S            10,000 S                  0          0.0
Pamela Holberg-Allen         10,000 A            10,000 A
                             10,000 B            10,000 B
Pamela Keczmer               10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Ralph Robarge                10,000 S            10,000 S                  0          0.0
Patricia Robarge             10,000 A            10,000 A
                             10,000 B            10,000 B
Bruce Westman                20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B

                                    33

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Mark Victor Redman           20,000 S             20,000 S                  0          0.0
                             20,000 A             20,000 A
                             20,000 B             20,000 B
Rita Graybow                 10,000 S             10,000 S                  0          0.0
                             10,000 A             10,000 A
                             10,000 B             10,000 B
Ed Simmons                    5,000 S              5,000 S                  0          0.0
                              5,000 A              5,000 A
                              5,000 B              5,000 B
Scott A. Quam                 5,000 S              5,000 S                  0          0.0
Kristine S. Quam              5,000 A              5,000 A
                              5,000 B              5,000 B
Lester Goetzke               10,000 S             10,000 S                  0          0.0
                             10,000 A             10,000 A
                             10,000 B             10,000 B
Scott T. Zbikowski IRA       20,000 S             20,000 S                  0          0.0
                             20,000 A             20,000 A
                             20,000 B             20,000 B
Steven Graybow               30,000 S             30,000 S                  0          0.0
                             30,000 A             30,000 A
                             30,000 B             30,000 B
John C. Clifford             40,000 S             40,000 S                  0          0.0
                             40,000 A             40,000 A
                             40,000 B             40,000 B
Bryon G. Shaffer            100,000 S            100,000 S                  0          0.0
                            100,000 A            100,000 A
                            100,000 B            100,000 B
Irene R. Huot                10,000 S             10,000 S                  0          0.0
                             10,000 A             10,000 A
                             10,000 B             10,000 B
Betty Geislinger              1,340 S              1,340 S                  0          0.0
                              1,340 A              1,340 A
                              1,340 B              1,340 B
Irving J. Geislinger IRA      3,660 S              3,660 S                  0          0.0
First Trust National TTEE     3,660 A              3,660 A
                              3,660 B              3,660 B
John Hillen & Assoc., Inc.   20,000 S             20,000 S                  0          0.0
                             20,000 A             20,000 A
                             20,000 B             20,000 B

                                    34

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Mark J. Zurek                 5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Robert J. Dillon, Jr.         5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Oscar R. Mangini             20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Robert A. Jones               5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Eugene Hennen                10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
John R. Powell                5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
James G. Barrett             20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Hollye J. Barrett-Nelson     20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Janine Leckrone               5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Gary Kaatz                    5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Eric J. Overvig IRA           9,000 S             9,000 S                  0          0.0
                              9,000 A             9,000 A
                              9,000 B             9,000 B
Robert N. Klein              20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Irv Geislinger                5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B

                                    35

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Darlyne L. Holberg            5,000 S              5,000 S                  0          0.0
                              5,000 A              5,000 A
                              5,000 B              5,000 B
Rene Dompnier                20,000 S             20,000 S                  0          0.0
                             20,000 A             20,000 A
                             20,000 B             20,000 B
Daniel Meyer                 10,000 S             10,000 S                  0          0.0
                             10,000 A             10,000 A
                             10,000 B             10,000 B
Michael W. Lease              5,000 S              5,000 S                  0          0.0
                              5,000 A              5,000 A
                              5,000 B              5,000 B
Gerald A. Klein               5,000 S              5,000 S                  0          0.0
                              5,000 A              5,000 A
                              5,000 B              5,000 B
Craig Stelton                 5,000 S              5,000 S                  0          0.0
                              5,000 A              5,000 A
                              5,000 B              5,000 B
Scott Basche                 10,000 S             10,000 S                  0          0.0
Lori Basche                  10,000 A             10,000 A
                             10,000 B             10,000 B
Wallington Investment Ltd.  340,000 S            340,000 S                  0          0.0
                            340,000 A            340,000 A
                            340,000 B            340,000 B
Daniel J. Schank              5,000 S              5,000 S                  0          0.0
                              5,000 A              5,000 A
                              5,000 B              5,000 B
Gregory A. Nagel             10,000 S             10,000 S                  0          0.0
                             10,000 A             10,000 A
                             10,000 B             10,000 B
John Gabos                   20,000 S             20,000 S                  0          0.0
                             20,000 A             20,000 A
                             20,000 B             20,000 B
James E. Ericson             20,000 S             20,000 S                  0          0.0
                             20,000 A             20,000 A
                             20,000 B             20,000 B
Thomas Tautges                5,000 S              5,000 S                  0          0.0
Mary Jo Tautges               5,000 A              5,000 A
                              5,000 B              5,000 B

                                    36

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Jeffrey J. Geislinger         5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Bryan T. Johnson             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Ronald K. Lehrke             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Gerald Stoltz P/S Plan       10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A
                             10,000 B            10,000 B
Tapan K. Adhikary             5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Frank W. Griner, Jr.          5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Richard Patzer               70,000 S            70,000 S                  0          0.0
                             70,000 A            70,000 A
                             70,000 B            70,000 B
Robert J. Corliss            20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
Dick Cravens                 20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A
                             20,000 B            20,000 B
J. B. Mitroo                  5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
Eldean Pearson                5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B
John M. Tuschner              1,000 S             1,000 S                  0          0.0
                              1,000 A             1,000 A
                              1,000 B             1,000 B
MJK                           5,000 S             5,000 S                  0          0.0
                              5,000 A             5,000 A
                              5,000 B             5,000 B

                                    37

                             SHARES               AMOUNT            SHARES
                          BENEFICIALLY            OFFERED        BENEFICIALLY
                             OWNED             (ASSUMING ALL         OWNED
                             BEFORE          SHARES IMMEDIATELY       AFTER
STOCKHOLDER                  RESALE                 SOLD)            RESALE     PERCENTAGE
--------------            -------------       -----------------    -----------  ----------

Fulvia Casella Nicolodi      60,000 S            60,000 S                  0          0.0
                             60,000 A            60,000 A                  0          0.0
                             60,000 B            60,000 B                  0          0.0
Bruce Graybow                40,000 S            40,000 S                  0          0.0
                             40,000 A            40,000 A                  0          0.0
                             40,000 B            40,000 B                  0          0.0
Larry W. Holberg             10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A                  0          0.0
                             10,000 B            10,000 B                  0          0.0
John Tanchepp                10,000 S            10,000 S                  0          0.0
                             10,000 A            10,000 A                  0          0.0
                             10,000 B            10,000 B                  0          0.0
Zaremba Group LLC            20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A                  0          0.0
                             20,000 B            20,000 B                  0          0.0
Don M. Schaffer              20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A                  0          0.0
                             20,000 B            20,000 B                  0          0.0
Robert A. Gill               20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A                  0          0.0
                             20,000 B            20,000 B                  0          0.0
SRMI                         20,000 S            20,000 S                  0          0.0
                             20,000 A            20,000 A                  0          0.0
                             20,000 B            20,000 B                  0          0.0
Jon T. Brown                200,000 S           200,000 S                  0          0.0
Tuschner & Co., Inc.         92,000 S            92,000 S                  0          0.0
Bob Fowler                   74,500 S            74,500 S                  0          0.0
Richard Duell                13,200 S            13,200 S                  0          0.0
Casimer Zaremba              28,300 S            28,300 S                  0          0.0

CLFS Equities                25,000 ($.50)       25,000 ($.50)             0          0.0
James Lustig                 25,000 ($5.00)      25,000 ($5.00)            0          0.0

Donald F. Francis            12,500 ($.50)       12,500 ($.50)             0          0.0
Barbara J. Francis           12,500 ($5.00)      12,500 ($5.00)            0          0.0

Gary Hart                    25,000 ($.50)       25,000 ($.50)             0          0.0
                             25,000 ($5.00)      25,000 ($5.00)            0          0.0
Robert T. Kolb               25,000 ($.50)       25,000 ($.50)             0          0.0
                             25,000 ($5.00)      25,000 ($5.00)            0          0.0
Richard L. Mount             25,000 ($.50)       25,000 ($.50)             0          0.0
                             25,000 ($5.00)      25,000 ($5.00)            0          0.0
Cressey H. Nakagawa          25,000 ($.50)       25,000 ($.50)             0          0.0
                             25,000 ($5.00)      25,000 ($5.00)            0          0.0
James H. Nicksa              25,000 ($.50)       25,000 ($.50)             0          0.0
                             25,000 ($5.00)      25,000 ($5.00)            0          0.0
Robert J. Sanderman          25,000 ($.50)       25,000 ($.50)             0          0.0
                             25,000 ($5.00)      25,000 ($5.00)            0          0.0
Henry T. Siwecki             25,000 ($.50)       25,000 ($.50)             0          0.0
                             25,000 ($5.00)      25,000 ($5.00)            0          0.0
Solo One LLC                  6,000 ($.50)        6,000 ($.50)             0          0.0
                              6,000 ($5.00)       6,000 ($5.00)            0          0.0
Cecilia Sulak                12,500 ($.50)       12,500 ($.50)             0          0.0
                             12,500 ($5.00)      12,500 ($5.00)            0          0.0
Gordon Tulgestke              6,250 ($.50)        6,250 ($.50)             0          0.0
                              6,250 ($5.00)       6,250 ($5.00)            0          0.0
Walter Zaremba               25,000 ($.50)       25,000 ($.50)             0          0.0
                             25,000 ($5.00)      25,000 ($5.00)            0          0.0
Zaremba Group LLC            62,750 ($.50)       62,750 ($.50)             0          0.0
                             62,750 ($5.00)      62,750 ($5.00)            0          0.0
Casz LLC                     50,000 ($.50)       50,000 ($.50)             0          0.0
                             50,000 ($5.00)      50,000 ($5.00)            0          0.0

        The 24,953,000 shares offered by the Selling Stockholders, as well as the 5,065,000 of Class A Warrants, 5,065,000 Class B Warrants and 800,000 Class C Warrants may be sold by one or more of the following methods, without limitation: (i) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (ii) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act, in connection with such sales. The Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a Prospectus. Of the 24,953,000 shares, the resale of which is being registered hereby, (i) 6,048,000 shares currently outstanding, and 1,920,000 shares underlying the $.05 Warrants and $.50 Warrants are subject to a three-year contractual lock-up with Tuschner & Company, Inc., restricting the resale of such shares for nine months after the date of this Prospectus, with 25% freely tradeable after nine months after the date of this Prospectus, 25% freely tradeable after the next nine months, 25% freely tradeable after the next nine months, and 25% freely tradeable after the next nine months and 644,000 shares underlying the $.01 Warrants are subject to a contractual lock-up with Tuschner providing for 12.5% of such underlying shares each becoming freely tradeable per successive month after the date of this Prospectus. This Prospectus also relates to the resale of the Class A Warrants, Class B Warrants and Class C Warrants.

                                  LEGAL MATTERS

        Certain legal matters relating to the resale of shares of Common Stock, Class A Warrants and Class B Warrants hereby will be passed upon for the Company by Brewer & Pritchard, P.C., Houston, Texas. Members of Brewer & Pritchard, P.C. beneficially own $.05 Warrants and $5.00 Warrants, each to purchase 12,500 shares of Common Stock.

                                     EXPERTS

        The financial statements as of August 31, 1996 included in this Prospectus have been included herein in reliance upon the report of McManus & Co., P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        INDEX TO FINANCIAL STATEMENTS

Independent Accountant's Report..............................................F-2

Balance Sheet................................................................F-3

Statement of Earnings........................................................F-4

Statement of Cash Flows......................................................F-5

Shareholder's Equity.........................................................F-6

Notes to the Financial Statements............................................F-7

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders of
Eagle Telecom International, Inc.


We have reviewed the accompanying balance sheet of Eagle Telecom International, Inc. as of November 30, 1996, and the related statements of earnings, shareholder's equity, and cash flows for the period September 1, 1996 through November 30, 1996 in accordance with statements on standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial Statements is the representation of the management of Eagle Telecom International, Inc.

A review consists principally of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with general accepted accounting principles.

The financial statements for the year ended August 31, 1996, were audited by us, and we expressed an unqualified opinion on them in our report dated September 25, 1996, but we have not performed any auditing procedures since that date.


/s/ MCMANUS & CO., P.C.
McManus & Co., P.C.
Certified Public Accountants

December 16, 1996

                       EAGLE TELECOM INTERNATIONAL, INC.
                                 BALANCE SHEET

ASSETS
                                                    November  30,   August  31,
                                                         1996           1996
                                                     (Unaudited)     (Audited)
                                                     -----------    -----------
Current Assets:
    Cash and Cash Equivalents (Note 1) ...........   $ 2,456,098    $ 2,104,052
    Accounts receivable ..........................       870,530        358,933
    Inventories (Note 1) .........................       588,981        525,311
    Prepaid  Expenses ............................         6,048         16,623
                                                     -----------    -----------
        Total  Current  Assets ...................     3,921,657      3,004,919

Property and Equipment (Note 1):
    Operating  Equipment .........................       507,764        425,735
    Less:  Accumulated  Depreciation .............       (49,531)       (33,104)
                                                     -----------    -----------
        Total  Property  and  Equipment ..........       458,233        392,631

Other  Assets:
    Security  Deposits ...........................        10,568          8,950
    Deferred  Financing  Fees ....................          --           37,500
    Organization  Expense ........................         2,826          2,992
                                                     -----------    -----------
        Total  Other  Assets .....................        13,394         49,442
                                                     -----------    -----------
    Total  Assets ................................   $ 4,393,284    $ 3,446,992
                                                     ===========    ===========

LIABILITIES  AND  SHAREHOLDERS'  EQUITY
Current Liabilities:
    Accounts  Payable - trade ....................   $    70,475    $   168,013
    Accrued  Expenses ............................        55,027        173,527
    Customer  Deposits ...........................       125,857        211,783
    Officer's  Loan ..............................       290,000        290,000
    Subscriptions  Payable .......................          --           97,500
    Notes  Payable (Note 2) ......................         4,478        386,082
    Current  Portion  of  Long - Term
        Debt (Note 4) ............................        33,896         20,694
    Federal  Income  Taxes  Payable ..............        83,421           --
    Deferred Taxes (Note 3) ......................         1,700           --
                                                     -----------    -----------
        Total  Current  Liabilities ..............       664,854      1,347,599

Long - Term  Liabilities:
    Long - Term  Debt - Net of Current
        Maturities (Note 4) ......................        25,698         16,704
    Deferred Taxes (Note 3) ......................         9,507          5,683
                                                     -----------    -----------
        Total  Long - Term  Liabilities ..........        35,205         22,387

Commitments  and  Contingent  Liabilities (Note 4)

Shareholders'  Equity:
    Preferred Stock - $.001 par value
        Authorized 5,000,000 shares
        Issued -0- shares ........................          --             --
    Common  Stock - $.001 par value
        Authorized 100,000,000 shares
        Issued 8,829,000 and 6,946,145
        shares respectively ......................         8,829          6,946
    Paid  in  Capital ............................     3,479,533      2,037,856
    Retained  Earnings ...........................       204,863         32,204
                                                     -----------    -----------
        Total  Shareholders'  Equity .............     3,693,225      2,077,006
                                                     -----------    -----------
    Total  Liabilities  and  Shareholders'  Equity   $ 4,393,284    $ 3,446,992
                                                     ===========    ===========

  See accompanying accountant's report and notes to the financial statements.

                       EAGLE TELECOM INTERNATIONAL, INC.
                             STATEMENT OF EARNINGS

                                                       For  the  Periods  Ended
                                                       ------------------------
                                                       November  30, August  31,
                                                            1996        1996
                                                        (Unaudited)   (Audited)
                                                         ----------   ----------
Net  Sales ...........................................   $1,138,852   $1,018,441

Cost  of  Goods  Sold
    Materials  and  Supplies .........................      280,246      228,765
    Direct  Labor  and  Related  Costs ...............      125,628      290,743
    Depreciation  and  Amortization ..................        9,856       19,986
    Other  Manufacturing  Costs ......................      175,347      104,776
                                                         ----------   ----------
        Total  Cost  of  Goods  Sold .................      591,077      644,271
                                                         ----------   ----------
Gross  Profit ........................................      547,775      374,170
                                                         ----------   ----------
Operating  Expenses
    Selling,  General  and  Administrative
        Salaries  and  Related  Costs ................      137,238      181,338
        Advertising  and  Promotion ..................       56,790       65,461
        Depreciation  and  Amortization ..............        6,737       13,451
        Other  Support  Costs ........................      107,930       83,638
                                                         ----------   ----------
        Total  Operating  Expenses ...................      308,695      343,888
                                                         ----------   ----------
Earnings From  Operations before other
       revenues and taxes ............................      239,080       30,282

Other  Revenues
    Interest  Income - Net ...........................       22,524        7,605
                                                         ----------   ----------
        Total  Other  Revenues .......................       22,524        7,605
                                                         ----------   ----------
Earnings Before  Income  Taxes .......................      261,604       37,887

Provision  For  Income  Taxes ........................       88,945        5,683
                                                         ----------   ----------
Net  Earnings ........................................      172,659       32,204

Retained Earnings - Beginning of Period ..............       32,204         --
                                                         ----------   ----------

Retained Earnings - End of Period ....................   $  204,863   $   32,204
                                                         ==========   ==========


Net Earnings Per Share
Net Earnings .........................................   $    0.027   $   0.0046
Weighted Average Number of Common Shares Outstanding .    7,573,763    6,946,145

  See accompanying accountant's report and notes to the financial statements.

                       EAGLE TELECOM INTERNATIONAL, INC.
                            STATEMENT OF CASH FLOWS

                                                           For  the  Periods  Ended
                                                        ------------------------------
                                                         November  30,   August  31,
                                                             1996            1996
                                                          (Unaudited)     (Audited)
                                                          -----------    -----------
Cash  Flows  From  Operating  Activities
    Net earnings ......................................   $   172,658    $    32,204

    Adjustments  To  Reconcile  Net  Earnings  To
      Net  Cash Used  By  Operating  Activities:
        Depreciation  and  Amortization ...............        16,593         33,437
        (Increase) / Decrease  in  Accounts  Receivable      (511,597)      (357,933)
        (Increase) / Decrease  in  Inventories ........       (63,670)      (525,311)
        (Increase) / Decrease  in  Prepaid  Expenses ..        10,575        (16,623)
        Increase / (Decrease)  in  Accounts  Payable ..       (97,538)       168,013
        Increase / (Decrease)  in  Accrued  Expenses ..      (118,500)       173,527
        Increase / (Decrease) in Deferred Taxes .......          --            5,683
        Increase / (Decrease)  in  Customer  Deposits .       (85,926)       211,783
        Increase / (Decrease)  in  Federal  Income
          Taxes  Payable ..............................        88,945           --
                                                          -----------    -----------
        Total  Adjustments ............................      (761,118)      (307,424)
                                                          -----------    -----------
    Net  Cash  Used  By  Operating  Activities ........      (588,460)      (275,220)

Cash  Flows  From  Investing  Activities
        (Purchase) / Disposal of Property and Equipment       (82,029)      (425,735)
        (Increase) / Decrease  in  Other  Assets ......        35,882        (49,775)
                                                          -----------    -----------
    Net  Cash  Used  By  Investing  Activities ........       (46,147)      (475,510)

Cash Flows From Financing Activities
        Proceeds From Sale of Common Stock ............     1,443,561      2,043,802
        Proceeds From Notes Payable
          and Long - Term Obligations .................      (359,408)       423,480
        Increase / (Decrease) in Officer's Loans ......          --          290,000
        Increase / (Decrease) in Subscriptions Payable        (97,500)        97,500
                                                          -----------    -----------
    Net Cash Provided By Financing Activities .........       986,653      2,854,782


       Net Increase in Cash ...........................       352,046      2,104,052

Cash at the Beginning of the Period ...................     2,104,052           --
                                                          -----------    -----------
Cash at the End of the Period .........................   $ 2,456,098    $ 2,104,052
                                                          ===========    ===========

  See accompanying accountant's report and notes to the financial statements.

                       EAGLE TELECOM INTERNATIONAL, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY



                                                               Additional                    Total
September 1, 1995                    Common       Preferred     Paid In       Retained    Shareholders'
To November 30, 1996                  Stock         Stock       Capital       Earnings       Equity
--------------------------------   -----------    ---------   -----------    -----------   -----------
Total Shareholders' Equity
As Of August 31, 1995 ..........   $     1,000    $    --     $      --      $      --     $     1,000

Net Earnings 1996 ..............          --           --            --           32,204        32,204

Common Stock Relinquished ......        (1,000)        --            --             --            --

New Stock Issued to Shareholders         4,500         --         340,895           --            --

Private Placement ..............         2,446         --       1,926,254           --            --

Syndication Costs ..............          --           --        (229,293)          --            --
                                   -----------    ---------   -----------    -----------   -----------
Total Shareholders' Equity
As Of August 31, 1996 ..........   $     6,946    $    --     $ 2,037,856    $    32,204   $ 2,077,006


Net Earnings As of Nov 30, 1996           --           --            --          172,659       172,659


Private Placement ..............         1,883         --       1,670,956           --       1,672,839


Syndication Costs ..............          --           --        (229,279)          --        (229,279)
                                   -----------    ---------   -----------    -----------   -----------

Total Shareholders' Equity
As Of November 30, 1996 ........   $     8,829    $    --     $ 3,479,533    $   204,863   $ 3,693,225
                                   ===========    =========   ===========    ===========   ===========

  See accompanying accountant's report and notes to the financial statements.

                       EAGLE TELECOM INTERNATIONAL, INC.
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     Eagle Telecom International, Inc., (the Company), incorporated as a Texas corporation on May 24, 1993 and commenced business in March of 1996. The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems.

     Prior to March, 1996, the Company was inactive. During March, 1996, the Company commenced operations by issuance of stock for inventories, equipment and other assets to its principal shareholder. Concurrent with this transaction, the Company entered into an asset purchase agreement with a company to acquire certain other production equipment, inventories and furniture and equipment.

A)   Cash and Cash Equivalents

      The Company has $2,140,667 invested in an interest bearing account.

B)   Property and Equipment

     Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                          Years
                                          -----
            Machinery and equipment         7
            Furniture and Fixtures          7

     Expenditures for maintenance and repairs are charged against income as incurred.

                       EAGLE TELECOM INTERNATIONAL, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

C)   Inventories

     Inventories are valued at the lower of cost or market. The cost is determined by using the FIFO method. Inventories consist of the following items:

                                               1996
                                               ----
            Raw materials                 $  290,741
            Work in process                  298,240
                                          -----------
                                          $  588,981
                                          ===========

D)   Income Taxes

     The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires a change from the deferral method to assets and liability method of accounting for income taxes. Timing differences exist between book income and tax income which relate primarily to depreciation methods.

E)   Net Income Per Common Share

     Net income per common share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.


NOTE 2 -  NOTES PAYABLE

      Unsecured note to the insurance company bearing interest
      at 8.75%, due $2,265 monthly until January 1997.            $ 4,478
                                                                  =======

                       EAGLE TELECOM INTERNATIONAL, INC.
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 -  INCOME TAXES

     As discussed in note 1, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision.

A) The effective tax rate for the Company is reconcilable to statutory tax rates as follows:

                                           November 30,        August 31,
                                              1996                1996
                                             ------              ------
                                               %                   %

      U.S. Federal statutory Tax Rate          34                  34
      Effective Timing Difference             (34)                (34)
                                             ------              ------
      Effective Tax Rate                       --                  --



B) Deferred income taxes are provided for differences between financial statement and income tax reporting. Principal difference is the manner in which depreciation is computed for financial and income tax reporting purposes.

                        EAGLE TELECOM INTERNATIONAL, INC.
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 -  LONG - TERM LEASES

     The Company leases its primary office space for $7,931 per month under a non-cancelable lease expiring on March 31, 1999.

     In addition the Company has three equipment leases which are used for manufacturing operations. The Company's obligations under these capital leases totals $59,954 and expire in May, June and August of 1998. The current portion of these leases amounts to $33,896.

            Future obligations under the lease terms are:

                  Period Ending
                     Nov. 30                     Amount

                       1997                     $120,870
                       1998                      129,068
                       1999                       31,724
                                                ---------
                          Total                 $281,662
                                                =========

NOTE 5 - PREFERRED STOCK, STOCK OPTIONS AND WARRANTS

     In July, 1996, the Board of Directors and majority shareholders authorized 5,000,000 shares of Preferred Stock with a par value of $.001. As of November 30, 1996, no Preferred Stock has been issued.

     In July, 1996, the Board of Directors and majority shareholders adopted a stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. As of November 30, 1996, no options have been granted pursuant to such plan.

     The Company has issued and outstanding the following warrants which have not been exercised as of November 30, 1996:

          700,000 stock purchase warrants which expire July, 2001. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.01 per share. These warrants are exercisable only in the event that the original founding shareholders collective percentage of ownership is less than fifty-one percent.

                       EAGLE TELECOM INTERNATIONAL, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 5 - PREFERRED STOCK, STOCK OPTIONS AND WARRANTS (CONTINUED)

          1,050,000 stock purchase warrants which expire July, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.05 per share. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock.

          1,375,000 stock purchase warrants which expire July, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.50 per share. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock.

          425,000 stock purchases warrants which expire July, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock.

          4,165,000 Class A stock purchase warrants which expire August, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $4.00 per share. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock.

          4,165,000 Class B stock purchase warrants which expire August, 2000. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price if $6.00 per share. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock.

                       EAGLE TELECOM INTERNATIONAL, INC.
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - SEGMENT INFORMATION AND RELATED PARTY TRANSACTIONS

     The Company had gross revenues of $1,138,852 for the period September 1, 1996 through November 30, 1996. The following parties individually represent a greater than ten percent of these revenues.

            Customer                         Amount   Percentage
            --------                         ------   ----------

            Link Two Communications, Inc. $  371,866    32.65 %
            Houston Telephone                215,000    18.88 %
            Petro Com                        124,476    10.93 %
                                          -----------  ---------
                                          $  711,342    62.46 %
                                          ===========  =========

     The Company has the right to earn a minority interest in Link Two Communications, Inc. based upon future events. As of the date of this report, such events to transfer ownership has not yet occurred.


NOTE 7 -  SUBSEQUENT EVENTS

     Subsequent to November 30, 1996, under the terms of a Private Placement Memorandum, the Company has sold an additional 1,010,000 shares of common stock at $1.50 per share totaling $1,515,000. The purchase of each share of common stock includes one Class A warrant and one Class B warrant convertible into one share of common stock at $4 and $6, respectively.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          D. Any indemnification under subsections (A) and (B) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the Certificate of Incorporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his

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
status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Certificate of Incorporation.

          H. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee............................................    $20,000
Printing and Engraving Expenses.................................      5,000
Legal Fees and Expenses.........................................     50,000
Accounting Fees and Expenses....................................     10,000
Blue Sky Fees and Expenses......................................     20,000
Transfer Agent Fees.............................................      5,000
Miscellaneous...................................................     15,000
     TOTAL......................................................   $125,000
--------------------

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

          In May 1996, the Company issued $375,000 of convertible indebtedness of which $369,000 was converted into $375,000 worth of shares of Common Stock and, in connection with the original issuance of such indebtedness, the Company issued such investors 375,000 $.50 Warrants and 375,000 $5.00 Warrants. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued an aggregate of 4,500,000 shares of Common Stock to the founders of the Company for nominal consideration. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued the founders $.05 Warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.05 per share. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued the founders $.50 Warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.50 per share. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued the founders warrants to purchase an aggregate of 700,000 shares of Common Stock at an exercise price of $.01 per share. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued three individuals and one entity three year warrants to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $.05 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In July 1996, the Company issued three individuals and one entity three year warrants to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $5 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In August 1996, the Company issued 1,285,000 shares of Common Stock, 1,285,000 Class A Warrants to purchase 1,285,000 shares of Common Stock at an exercise price of $4 per share, and 1,285,000 Class B Warrants to purchase 1,285,000 shares of Common Stock at an exercise price of $6 per share to a limited number of investors pursuant to a private offering. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In November 1996, the Company issued 1,908,000 shares of Common Stock to two individuals and an entity for services rendered in connection with the above captioned private offering. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In November 1996, the Company issued two individuals and one entity three year warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.05 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In November 1996, the Company issued two individuals and one entity three year warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.50 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In November 1996, the Company issued 870,000 shares of Common Stock, 870,000 Class A Warrants to purchase 870,000 shares of Common Stock at an exercise price of $4.00 per share and 870,000 Class B Warrants to purchase 870,000 shares of Common Stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In December 1996, the Company issued 1,110,000 shares of Common Stock, 1,110,000 Class A Warrants to purchase 1,110,000 shares of Common Stock at an exercise price of $4.00 per share and 1,110,000 Class B Warrants to purchase 1,110,000 shares of Common Stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In December 1996, the Company issued 1,000,000 Class A Warrants to purchase 1,000,000 shares of Common Stock at a purchase price of $4.00 per share and 1,000,000 Class B Warrants to purchase 1,000,000 shares of Common Stock at a purchase price of $6.00 per share to certain insiders for services rendered. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

          In January 1997, the Company issued 800,000 shares of Common Stock, 800,000 Class A Warrants to purchase 800,000 shares of Common Stock at an exercise price of $4.00 per share, 800,000 Class B Warrants to purchase 800,000 shares of Common Stock at an exercise price of $6.00 per share and 800,000 Class C Warrants to purchase 800,000 shares of Common Stoch at an exercise price of $2.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.


ITEM 27.  EXHIBITS

   EXHIBIT NO.        IDENTIFICATION OF EXHIBIT

   3.1(1)             Articles of Incorporation of the Company, as amended
   3.2(1)             By-laws
   4.1(2)             Form of Common Stock Certificate
   4.2(1)             Class A Warrant Agreement and Form of Warrant
   4.3(1)             Class B Warrant Agreement and Form of Warrant
   4.4(1)             Form of $.01 Warrant
   4.5(1)             Form of $.05 Warrant
   4.6(1)             Form of $.50 Warrant
   4.7(1)             Form of $5.00 Warrant
   5.1(2)             Legal Opinion of Brewer & Pritchard, P.C.
  10.1(1)             Asset  Purchase Agreement
  10.2(1)             Stock Option Plan
  10.3(1)             Form of Purchase Order
  23.1(1)             Consent of McManus & Co., Inc.
  23.2(3)             Consent of Brewer & Pritchard, P.C.
---------------
(1)  Filed herewith.
(2) To be filed by amendment.
(3)  Included as Exhibit 5.

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ITEM 28.  UNDERTAKINGS

          (a)    The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        iii. To include any additional or changed material information with respect to the plan of distribution.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4)    i.      That, for the purpose of determining liability
                                under the Securities Act of 1933, the
                                information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                        ii. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of January, 1997.

                                   Eagle Telecom International, Inc.

                                   By/S/ H. DEAN CUBLEY
                                         H. Dean Cubley,
                                         President, Chief Executive Officer and
                                         Director

                          ----------------------------

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                       TITLE                             DATE

/S/ H. DEAN CUBLEY        President, Chief Executive Officer   January 17, 1997
    H. Dean Cubley        and Director


/S/RICHARD ROYALL         Chief Financial Officer (Principal   January 17, 1997
   Richard Royall         Financial and Accounting Officer)


/S/CHRISTOPHER W. FUTER   Director                             January 17, 1997
   Christopher W. Futer

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